                                                                    EXHIBIT 2.2


                                                                 EXECUTION COPY



                                SUBSCRIPTION AGREEMENT


          THIS SUBSCRIPTION AGREEMENT (the "Agreement") is dated as of March 30, 1998 and entered into among Bidermann Industries U.S.A., Inc., a Delaware corporation (the "Company" or "BIUSA"), Vestar Capital Partners III, L.P., a Delaware limited partnership ("Vestar"), and Alvarez & Marsal, Inc., a New York corporation ("A&M"; Vestar (or its affiliated designee) and A&M (or its affiliated designee), individually, a "Purchaser" and, collectively, the "Purchasers").

          WHEREAS, the Company and certain of its affiliates (the "Debtors") are debtors in certain cases under chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") entitled IN RE BIDERMANN INDUSTRIES U.S.A., INC., ET AL. (Jointly Administered Case Nos. 95 B 43098 through 43099, and 43101 through 43114 (TLB)); and

          WHEREAS, the Debtors have filed that certain Third Amended Joint Plan of Reorganization dated March 30, 1998 (the "Plan of Reorganization"; terms used herein and not otherwise defined shall have the meanings set forth in the Plan of Reorganization); and

          WHEREAS, the Plan of Reorganization contemplates that on the Consummation Date the Purchasers (in their capacities as Purchasers or as Guarantors), BIUSA Noteholders which theretofore had irrevocably exercised their collective right to subscribe for up to 20% of the shares of each of the New BIUSA Common Stock, New BIUSA Class C Junior Preferred Stock and, as the case may be, New Class B Preferred Stock (such right to be exercised for equal percentage interests in each such class of New Equity Investment Shares) which Vestar (as a Purchaser, the New BIUSA Common Stock Guarantor and the New Class B Preferred Stock Guarantor) is obligated hereunder to purchase (the "Participating BIUSA Noteholders"), and the Management Investors (which shall not include any affiliate of A&M) (collectively, the "New Equity Investors") will make the New Equity Investment and purchase the New Equity Investment Shares, and that the proceeds thereof will be used to make certain distributions required to be made to or for the benefit of the holders of certain Claims and Equity Interests pursuant to the terms of the Plan of Reorganization; and

          WHEREAS, it is a condition precedent to confirmation of the Plan of Reorganization that the Debtors shall have entered into a Subscription Agreement with Vestar for the New Equity Investment; and

          WHEREAS, it is a condition precedent to the consummation of the Plan of Reorganization that the Company shall


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                                                                               2


have received from Vestar (as a Purchaser, the New Class B Preferred Stock Guarantor and the New BIUSA Common Stock Guarantor) and/or A&M (as a Purchaser and the Management Investor Guarantor) and/or the other New Equity Investors aggregate Cash proceeds in an amount not less than $31,465,000 for New BIUSA Common Stock, $36,500,000 for New BIUSA Class C Junior Preferred Stock and, to the extent $50,000,000 of preferred stock of BIC or senior discount notes of BIUSA are not sold prior to the Consummation Date in an offering pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Rule 144A Offering"), $50,000,000 for New Class B Preferred Stock of the Company or BIC; and


          WHEREAS, each Purchaser has agreed to become a New Equity Investor and to purchase the number and class of New Equity Investment Shares identified on
Schedule I hereto (as the same may be amended, modified or supplemented with the written consent of Vestar and A&M; the "New Equity Investment Share Allocation"); and

          WHEREAS, the Management Investment Guarantor has agreed to purchase all or any portion of the New BIUSA Common Stock to be purchased by the Management Investors upon the occurrence of any event or circumstance which results in any such New BIUSA Common Stock not being purchased by Management Investors on the Consummation Date; and

          WHEREAS, the New BIUSA Common Stock Guarantor has agreed to purchase all or any portion of the New BIUSA Common Stock to be purchased by A&M (as a Purchaser or as the Management Investor Guarantor) upon the occurrence of any event or circumstance which results in any such New BIUSA Common Stock not being purchased by A&M (as a Purchaser or as the Management Investor Guarantor) on the Consummation Date; and

          WHEREAS, the Company desires to sell to Purchasers, and the Purchasers desire to purchase from the Company, the number of shares of New BIUSA Common Stock and, in the case of Vestar, New BIUSA Class C Junior Preferred Stock set forth in the New Equity Investment Share Allocation and, to the extent $50,000,000 of preferred stock of BIC or senior discount notes of BIUSA are not sold prior to the Consummation Date in the Rule 144A Offering, New Class B Preferred Stock of BIUSA or BIC;

          NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


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                                                                              3


1.   DEFINITIONS

          1.1. Capitalized terms that are not otherwise defined herein shall have the meanings ascribed to such terms in the Plan of Reorganization.

2.   SUBSCRIPTION FOR PURCHASE OF NEW EQUITY INVESTMENT SHARES.

     2.1. Purchase of New Equity Investment Shares. (a) Pursuant to the terms and subject to the conditions set forth in this Agreement, each Purchaser hereby subscribes for and agrees to purchase, and the Company hereby agrees to issue and sell to such Purchaser, on the Consummation Date, the number of shares of New BIUSA Common Stock and, in the case of Vestar, New BIUSA Class C Junior Preferred Stock set forth next to such Purchaser's name in the New Equity Investment Share Allocation at a price of $98.01 per share of New BIUSA Common Stock and $100.00 per share of New BIUSA Class C Junior Preferred Stock.

          (b) Pursuant to the terms and subject to the conditions set forth in this Agreement, the Management Investor Guarantor hereby subscribes for and agrees to purchase, and the Company hereby agrees to issue and sell to such Purchaser, on the Consummation Date, any and all unsold shares of New BIUSA Common Stock to be purchased by the Management Investors, each at a price of $98.01 per share.

          (c) Pursuant to the terms and subject to the conditions set forth in this Agreement, the New BIUSA Common Stock Guarantor hereby subscribes for and agrees to purchase, and the Company hereby agrees to issue and sell to such Purchaser, on the Consummation Date, any and all unsold shares of New BIUSA Common Stock to be purchased by A&M (as a Purchaser or as the Management Investor Guarantor), each at a price of $98.01 per share.

          (d) Pursuant to the terms and subject to the conditions set forth in this Agreement, the New Class B Preferred Stock Guarantor hereby subscribes for and agrees to purchase, and the Company hereby agrees to issue and sell to such Purchaser, on the Consummation Date, a number of shares (less any shares thereof subscribed for by the Participating Noteholders) of New Class B Preferred Stock of BIC or BIUSA resulting in receipt by the Company of proceeds equal to $50,000,000 less any gross proceeds received on or prior to the Consummation Date from the sale of preferred stock of BIC or discount notes of BIUSA in the Rule 144A Offering. The New Class B Preferred Stock shall rank junior to any New BIUSA Class A Senior Preferred Stock which is issued and senior to the New BIUSA Class C Junior Preferred Stock (in each case if the New Class B Preferred Stock is issued by BIUSA) and otherwise shall have such terms and conditions as may be acceptable to Vestar in its sole discretion, except that the


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                                                                             4


dividend rate thereon shall not be in excess of the greater of (i) 12% or (ii) that rate which is two percentage points (2%) higher than the interest rate on the subordinated notes to be issued pursuant to the Plan of Reorganization, and provided that the New Class B Preferred Stock shall not be convertible into the common stock of BIUSA or any of its subsidiaries.

          (e) For purposes of this Agreement the product of (i) the number of New Equity Investment Shares to be purchased by any Purchaser (in its capacity as a Purchaser or as a Guarantor), multiplied by (ii) the respective per share purchase prices thereof, shall be referred to in the aggregate as the "Purchase Price" with respect to such Purchaser.

          (f) Prior to entry of the order confirming the Plan of Reorganization, but in any event no later than one business day after the date on which the Bankruptcy Court shall conclude the Confirmation Hearing, Vestar shall provide an irrevocable letter of credit from a financial institution acceptable to the Plan Facilitator and Vestar and in form and substance satisfactory to the Plan Facilitator and Vestar in the amount of $12,000,000, which shall be drawn if Vestar fails to close by the Vestar Transaction Consummation Date for any reason other than the failure of any condition set forth in Section 5 hereof or in the "Conditions" section of the letter agreement dated March 27, 1998 among the Equity Representatives, Vestar, the Plan Facilitator, the Company and A&M (the "Letter Agreement"). The parties agree that the forfeiture of such amount is not a penalty but the parties' best estimate of the damages that the Debtors would incur as a result of Vestar's failure to close, that such damages are not otherwise reasonably subject to calculation and, accordingly, that forfeiture of such amount shall serve as liquidated damages in the event of such failure to close by Vestar. In no event shall Vestar or its officers, directors, partners (limited or general), agents, employees, advisors or affiliates have any liability to any Person, including the parties hereto, in respect of such failure to close, other than as expressly provided in this Section 2.1(f), including without limitation for consequential damages, lost profits or revenues, and regardless of whether such claim is based in contract, tort or any other theory of law or equity. Upon the Consummation Date, such letter of credit shall be returned to Vestar promptly.

     2.2. The Closing. (a) The closing (the "Closing") of the purchase of the New Equity Investment Shares provided for herein shall take place at 10:00 a.m., New York time, on the Consummation Date in accordance with the Plan of Reorganization at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017.

          (b) At the Closing, each Purchaser (in its capacity as a Purchaser or as a Guarantor) shall deliver the Purchase Price for such Purchaser to the Company by wire transfer of immediately


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                                                                             5


available funds to an account designated by the Company in writing and delivered to counsel for such Purchaser not less than five (5) Business Days prior to the Closing. Promptly upon confirmation of the receipt of such wire transfer, the Company shall deliver to such Purchaser a certificate or certificates representing the shares purchased by such Purchaser of New BIUSA Common Stock and, in the case of Vestar, New BIUSA Class C Junior Preferred Stock and, as the case may be, New Class B Preferred Stock.

     2.3. TERMS OF THE NEW BIUSA COMMON STOCK. The New BIUSA Common Stock shall have the rights provided in the Restated Certificate of Incorporation of BIUSA attached as Exhibit A hereto.

     2.4. TERMS OF THE NEW BIUSA CLASS C JUNIOR PREFERRED STOCK. The New BIUSA Class C Junior Preferred Stock shall have the terms, rights and preferences provided in the Certificate of Designations attached as Exhibit B hereto.

     2.5. BYLAWS OF BIUSA. On and after the Consummation Date, the Bylaws of BIUSA shall be in the form attached as Exhibit C hereto, as they may be amended after the Consummation Date.

3. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Each Purchaser severally represents, warrants and agrees as to itself only as follows (references in this Section 3 to "Purchaser" are to such Purchaser):

     3.1. ORGANIZATION AND STANDING; RESIDENCE AND COMPETENCY; POWER; ENFORCEABILITY.

          (a) Purchaser is duly organized and validly existing under the laws of its jurisdiction of formation with power and authority under such laws to enter into and perform its obligations under this Agreement and the Stockholders Agreement attached hereto as Exhibit D. This Agreement has been, and simultaneously with the Closing the Stockholders Agreement will be, duly authorized, executed and delivered by Purchaser.

          (b) Assuming the due execution and delivery thereof by the other parties thereto, this Agreement is, and simultaneously with the Closing the Stockholders Agreement will be, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws and equitable principles relating to or limiting creditors' rights against Purchaser generally.

          (c) Neither the execution and delivery of this Agreement or the Stockholders Agreement by Purchaser nor the consummation by Purchaser of the transactions contemplated hereby or thereby will conflict with or violate (i) the certificate of


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                                                                             6


incorporation or bylaws or other organizational documents of Purchaser, or (ii) any law, rule, regulation, ordinance, writ, injunction, judgment or decree applicable to Purchaser or by which any of its assets may be bound or affected.

          (d) Neither the execution and delivery of this Agreement or the Stockholders Agreement by Purchaser nor the consummation by Purchaser of the transactions contemplated hereby or thereby will result in any material breach of any terms or conditions of, or constitute a material default under, any material contract, agreement or instrument to which Purchaser is a party or by which Purchaser is bound.

     3.2. Investment Intention; No Resales. Purchaser is acquiring New Equity Investment Shares for investment solely for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof (other than, in the case of the New Class B Preferred Stock Guarantor, the resale of any New Class B Preferred Stock acquired by it hereunder to "qualified institutional buyers" as defined in and pursuant to Rule 144A under the Securities Act (as defined below) or, alternatively, in private sales made in compliance with (or pursuant to exemptions from) the Securities Act and the rules and regulations thereunder). Purchaser agrees and acknowledges that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any New Equity Investment Shares, or solicit any offers to purchase or otherwise acquire or take a pledge of any New Equity Investment Shares, except in compliance (including an exemption therefrom) with the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder.

     3.3. Stock Unregistered. Purchaser acknowledges and represents that it has been advised by the Company that (a) the sale of New Equity Investment Shares has not been registered under the Securities Act or any state securities laws;
(b) New Equity Investment Shares must be held indefinitely and Purchaser must continue to bear the economic risk of its investment in New Equity Investment Shares unless such New Equity Investment Shares are redeemed or the sale of such New Equity Investment Shares is subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available; (c) there is no established market for New Equity Investment Shares and it is not anticipated that there will be any public market for New Equity Investment Shares in the foreseeable future; (d) Rule 144 promulgated under the Securities Act may not be presently available with respect to the sale of any securities of the Company, and the Company has made no covenant to make such Rule available; (e) when and if New Equity Investment Shares may be disposed of without registration under the Securities Act in reliance on Rule 144, such disposition may be made only in limited amounts in accordance with the terms and conditions of such Rule; (f) if the Rule 144 exemption is not


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                                                                             7


available, public offer or sale without registration will require compliance with Regulation A or the availability of an exemption under the Securities Act;
(g) a restrictive legend in the form set forth (x) in Section 3.4 of the Stockholders Agreement or (y) in the case of New Class B Preferred Stock, in
Section 3.5 hereof, shall be placed on the certificates representing New Equity Investment Shares; and (h) a notation shall be made in the appropriate records of the Company indicating that New Equity Investment Shares are subject to restrictions on transfer and, if the Company engages the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to New Equity Investment Shares.

     3.4. ADDITIONAL INVESTMENT REPRESENTATIONS. (a) Such Purchaser's financial situation is such that it can afford to bear the economic risk of holding New Equity Investment Shares for an indefinite period of time and can afford to suffer complete loss of its investment in New Equity Investment Shares; (b) such Purchaser's knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of the investment in New Equity Investment Shares, as contemplated by this Agreement, or has been advised by a representative possessing such knowledge and experience; (c) such Purchaser understands that New Equity Investment Shares are a speculative investment which involves a high degree of risk of loss of its investment therein, there are substantial restrictions on the transferability of New Equity Investment Shares, and, on the Consummation Date and for an indefinite period following the Consummation Date, there will be no public market available to the Purchasers for New Equity Investment Shares; (d) such Purchaser understands and has taken cognizance of all the risks related to the purchase of New Equity Investment Shares, and, except as set forth herein, no representations or warranties have been made to such Purchaser concerning New Equity Investment Shares, the Company or their prospects or other matters; (e) in making its decision to purchase New Equity Investment Shares hereby subscribed for, such Purchaser has relied upon independent investigations made by it and, to the extent believed by such Purchaser to be appropriate, its representatives, including its own professional, financial, tax and other advisors; and (f) such Purchaser is fully familiar with the business and operations of the Company, and it and its representatives have examined all documents and have been given the opportunity to ask questions of, and to receive answers from, the Company concerning the terms and conditions of the purchase of New Equity Investment Shares and to obtain any additional information which such Purchaser or its representatives deem necessary.

     3.5. LEGEND. Each certificate representing New BIUSA Common Stock and New BIUSA Class C Junior Preferred Stock shall bear on the face thereof the legend set forth in Section 3.4 of the Stockholders Agreement. Each certificate representing New


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                                                                             8


Class B Preferred Stock shall bear on the face thereof the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE ISSUER STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND OTHER STATE SECURITIES LAWS."

4. REPRESENTATIONS AND WARRANTIES OF COMPANY. The Company represents, warrants and agrees as follows:

     4.1. Organization and Standing; Residence and Competency; Power; Enforceability.

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Subject to any requisite approval of the Bankruptcy Court, the Company has all requisite corporate power and authority to execute and deliver this Agreement and the Stockholders Agreement and to perform its obligations hereunder and thereunder.

          (b) The execution, delivery and performance by the Company of this Agreement has been duly authorized by Timothy R. Coleman, in his capacity as Plan Facilitator appointed in the Debtors' chapter 11 cases with full power to exercise the authority of the Company's Board of Directors in respect of its Plan of Reorganization, and no other corporate proceeding is necessary for the execution, delivery and performance by the Company of this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming it is duly executed and delivered by the Purchasers, the New Class B Preferred Stock Guarantor, the New BIUSA Common Stock Guarantor and the Management Investor Guarantor (individually, a "Guarantor" and, collectively, the "Guarantors"), and subject to any requisite approval of the Bankruptcy Court, constitutes a valid and binding obligation of the Company to each Purchaser and Guarantor, enforceable against the Company by each Purchaser and Guarantor in accordance with its terms. The execution and delivery by the Company of the Stockholders Agreement simultaneously with the Closing is provided for in the Plan of Reorganization, and, subject to any requisite approval of the Bankruptcy Court, no other corporate proceeding is necessary for such execution and delivery. Following such execution and delivery by the Company, and, assuming it is duly executed and delivered by the Purchasers (in their capacities as such or as Guarantors), and subject to


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                                                                             9


any requisite approval of the Bankruptcy Court, the Stockholders Agreement will constitute a valid and binding obligation of the Company to each Purchaser, enforceable against the Company by each Purchaser in accordance with its terms.

          (c) The execution and delivery of this Agreement does not and the execution and delivery of the Stockholders Agreement will not, and the performance by the Company of its obligations hereunder and under the Stockholders Agreement and the consummation of the transactions contemplated hereby and thereby will not, (i) violate the certificate of incorporation or bylaws (or other organizational documents) of any of the Company and its subsidiaries, as amended and otherwise then in effect, (ii) conflict with or result in the breach of or constitute a default (or an event which, with the lapse of time or giving of notice, or both, would become a default) under any note, bond, mortgage, indenture, permit, license, franchise or agreement or obligation to which the Company, or any of its subsidiaries, is a party or by which the Company, or any of its subsidiaries, or any of their respective assets may be bound or affected or result in the creation of any lien, claim or encumbrance on any asset of the Company or of any of its subsidiaries, (iii) conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction, judgment or decree applicable to the Company or any of its subsidiaries or by which any asset of the Company or any of its subsidiaries may be bound, or (iv) require any action by or in respect of, or filing with, any governmental body, agency or official except for (A) any requisite approval of the Bankruptcy Court, (B) the filing with the Secretary of State of the State of Delaware, of the Restated Certificate of Incorporation attached as Exhibit A hereto, the Certificate of Designations attached as Exhibit B hereto and the Certificates of Designations for the New BIUSA Class A Senior Preferred Stock and the New Class B Preferred Stock referred to in the Plan of Reorganization (such Restated Certificate of Incorporation and all three of such Certificates of Designations collectively referred to as the "Certificates") and (C) with respect to clauses (ii) and (iii) above, such conflicts, violations, breaches or defaults which will not, in the aggregate, result in a Material Adverse Change (as defined in Section 5.2(e)) or affect the Purchasers' or the Guarantors' rights under this Agreement.

     4.2. CAPITALIZATION. After giving effect to the transactions contemplated by this Agreement and the Plan of Reorganization, and immediately after the Closing, the capital stock of the Company, as authorized by its Restated Certificate of Incorporation attached as Exhibit A hereto, as amended by the other Certificates, will consist solely of a number of shares of common stock, New BIUSA Class A Senior Preferred Stock, New BIUSA Class C Junior Preferred Stock and other preferred stock (including any New Class B Preferred Stock) provided for in the Plan of Reorganization or approved in writing by Vestar, and no


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                                                                            10



shares of capital stock of BIUSA or security convertible into or exercisable or exchangeable for such capital stock will be issued, outstanding, reserved for issuance, held in the treasury of the Company or issuable by the Company, except in each case as provided in the Plan of Reorganization and this Agreement or approved in writing by Vestar.

     4.3. VALIDITY OF ISSUANCE. The New Equity Investment Shares to be issued to the Purchasers and, as the case may be, the Guarantors pursuant to this Agreement, when issued in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable, with no personal liability attached to the ownership thereof and will not be issued in violation of or subject to any preemptive rights under the Delaware General Corporation Law.

     4.4. LITIGATION. Other than as disclosed to each of Vestar and A&M in writing prior to the date hereof, there is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation, governmental or otherwise, to which any of the Company and its subsidiaries is a party, or to which any of their respective material assets is subject, before or brought by any court, arbitrator or governmental authority which, if determined adversely to any of the Company and its subsidiaries, would result in a Material Adverse Change.

5.   CONDITIONS TO OBLIGATIONS OF PARTIES.

     5.1. CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to sell the New Equity Investment Shares to the Purchasers and, as the case may be, the Guarantors are subject to the satisfaction or waiver prior to the Closing of the following conditions:

          (a) The representations and warranties of each Purchaser and Guarantor contained in this Agreement shall be true and correct in all material respects as of the Consummation Date as if made at and as of such time, and each Purchaser and Guarantor shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at and as of the Consummation Date; and

          (b) All of the conditions precedent to the Consummation Date set forth in section 11.2 of the Plan of Reorganization shall have been satisfied or waived in accordance with the terms and conditions of the Plan of Reorganization.

     5.2. CONDITIONS TO OBLIGATIONS OF THE PURCHASERS AND THE GUARANTORS. The obligation of each Purchaser and Guarantor to purchase New Equity Investment Shares is subject to the satisfaction or waiver prior to the Closing of the following conditions:


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                                                                            11


          (a) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Consummation Date as if made at and as of such time, and the Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at and as of the Consummation Date; provided that if Vestar exercises its approval rights under Section 4.2 hereof in any material respect without the consent of A&M (which consent shall not be unreasonably withheld), A&M shall not be obligated to purchase New Equity Investment Shares (whether as a Purchaser or as the Management Investment Guarantor), but Vestar shall remain obligated hereunder as a Purchaser and Guarantor;

          (b) All of the conditions precedent to the Consummation Date set forth in section 11.2 of the Plan of Reorganization shall have been satisfied or waived in accordance with the terms and conditions of the Plan of Reorganization; provided that in no event shall A&M be obligated to purchase New Equity Investment Shares (whether as a Purchaser or as the Management Investment Guarantor) if Vestar does not purchase New Equity Investment Shares in accordance with its obligations hereunder;

          (c) The Certificates shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect and the Company's Restated Certificate of Incorporation attached as Exhibit A hereto, as amended by the other Certificates, shall be in full force and effect;

          (d) There shall not have been any material modification, amendment, termination, cancellation, rescission, supersession or waiver of any term of the Plan of Reorganization without the prior written consent of Vestar;

          (e) There shall not have occurred since December 31, 1997 any event, occurrence, change in facts, conditions or other change or effect that, individually or in the aggregate with all such other events, occurrences, changes, conditions or effects, is materially adverse to the business, assets, operations, results of operations or financial condition of the Company and its subsidiaries taken as a whole (a "Material Adverse Change"), it being understood and agreed that departures of management prior to the Consummation Date shall not constitute a Material Adverse Change;

          (f) No banking moratorium shall have been declared by federal or New York State banking authorities; trading in securities generally on the New York Stock Exchange shall not have been suspended or minimum or maximum prices shall not have been established on the New York Stock Exchange; and there shall not have been (A) a material outbreak or escalation of hostilities involving the United States or (B) a material outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency;

          (g) All Management Common Stock Subscription Agreements which (i) have been approved by Vestar, (ii) are not inconsistent with this Agreement or the Plan of Reorganization and (iii) have been duly executed and delivered by Management Investors shall have been duly executed and delivered by the Company and shall (subject to any requisite approval of the Bankruptcy Court) constitute valid and binding obligations of the Company to each Management Investor party thereto, enforceable against the Company by each such Management Investor in accordance with its terms (it being understood that any failure of any Management Investor party to a Management Common Stock Subscription Agreement to fulfill his obligations thereunder shall not relieve Vestar of any of its obligations hereunder as a Purchaser or as a Guarantor);

          (h) The Company and all Participating BIUSA Noteholders shall have executed and delivered the Stockholders Agreement;

          (i) No preliminary or permanent injunction or other order issued by any federal, state or foreign court of competent jurisdiction or by any governmental authority nor any statute, rule, regulation or executive order promulgated or enacted by any federal, state or foreign governmental authority which restrains, enjoins or otherwise prohibits the consummation of any of the transactions contemplated hereby or by the Plan of Reorganization (other than the purchase of New BIUSA Common Stock by A&M or a Management Investor; provided, however, that any such injunction in effect at the Consummation Date shall release A&M or such Management Investor from its obligations hereunder, but shall not release any Guarantor from its obligations hereunder) shall be in effect;

          (j) All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, governmental authorities and other persons necessary in connection with the consummation of the transactions contemplated hereby shall have been obtained, given or made;

          (k) There shall not be any action, suit, investigation or proceeding pending in any court or before any arbitrator or governmental authority which could reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole or any transaction contemplated hereby or on the ability of the Company and its subsidiaries to perform their obligations under the documents to be executed in connection with the debt securities to be offered under the Plan of Reorganization.

     Any disputes as to whether or not any condition set forth in Section 5.1 or
5.2 has been satisfied shall be
resolved by the Bankruptcy Court. The conditions set forth in Section 5.1 shall be subject to waiver by Vestar (to the extent legally permissible) without any action by any other Purchaser, Guarantor or other person, and any such waiver shall be binding on all parties hereto.

6.   TERMINATION

     6.1. GENERAL. This Agreement may be terminated and the transactions contemplated hereby may be abandoned prior to the Closing:

          (a)  by the mutual written consent of the Plan Facilitator and Vestar;

          (b) by either the Plan Facilitator or Vestar after the Vestar Transaction Consummation Date; or

          (c) by Vestar, if the Confirmation Order is not issued by the Bankruptcy Court by March 31, 1998 (or such later date as the Plan Facilitator may, with the written consent of Vestar, determine).

7.   MISCELLANEOUS

     7.1. State Securities Laws. The Company hereby agrees to use its best efforts to comply with all state securities or "blue sky" laws which might be applicable to the sale of New Equity Investment Shares to the Purchasers or, as the case may be, the Guarantors.

     7.2. BINDING EFFECT. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

     7.3. AMENDMENT. This Agreement may be amended only by a written instrument signed by the parties hereto.

     7.4. APPLICABLE LAW. The laws of the State of New York shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of law.

     7.5. NOTICES. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered by telecopy, by hand (whether by overnight courier or otherwise) or sent by registered or certified mail, return receipt requested, postage prepaid, to the party to whom it is directed, as follows:

          If to the Company, to it at the following address:

          Bidermann Industries USA, Inc.
          48 West 38th Street
          New York, New York  10017
          Attention:  Chief Executive Officer
          Telephone:  (212) 984-8915
          Facsimile:  (212) 984-8925

          with copies to:

          Bidermann Industries USA, Inc.
          48 West 38th Street
          New York, New York  10018
          Attention:  Steven Kaufman, Esq.
          Telephone:  (212) 883-4021
          Facsimile:  (212) 883-4020

          and

          Timothy R. Coleman
          Senior Managing Director
          The Blackstone Group, L.P.
          345 Park Avenue
          New York, New York  10154
          Telephone:  (212) 935-2626
          Facsimile:  (212) 754-8712

          and

          O'Melveney & Myers LLP
          153 E. 53rd Street
          New York, New York  10022
          Attention:  Adam Harris, Esq.
          Telephone:  (212) 326-2000
          Facsimile:  (212) 326-2061

          and

          Stevens & Lee
          One Glenhardie Corporate Center
          1275 Drummers Lane
          Wayne, Pennsylvania 19087-0236
          Attention:  Robert Lapowsky, Esq.
          Telephone:  (610) 293-4976
          Facsimile:  (610) 687-1384


          If to any Purchaser or Guarantor, at the address or telecopy number set forth on the signature pages hereto, with a copy to:

          Simpson Thacher & Bartlett
          425 Lexington Avenue
          New York, New York  10017
          Attention:  Peter J. Gordon, Esq.
          Telephone:  (212) 455-2605
          Facsimile:  (212) 455-2502

or at such other address as either party shall have specified by notice in writing to the other.

     7.6. Descriptive Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

     7.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     7.8. Assignment; No Third Party Beneficiary. The rights and obligations of the parties hereto may not be assigned without the written consent of each of the other parties hereto, provided that each of Vestar and A&M may assign its respective rights and obligations to one of its affiliates. Any attempted assignment in violation of this provision shall be null and void AB INITIO. The provisions hereof are intended solely for the benefit of the parties hereto and their permitted assigns, and may be enforced only by such parties; the parties hereto do not intend to create any rights or benefits for any third party by their agreements hereunder.

     7.9. Bankruptcy Court Approval. The parties hereto acknowledge and agree that the obligations of the Company under this Agreement are subject to the prior approval of the Agreement by the Bankruptcy Court, which shall be deemed obtained upon entry of the Confirmation Order referred to in Section 6.1(c).

     7.10.     Capitalization.  The parties hereto acknowledge and agree that
(a) the number of shares of New BIUSA Common Stock and the per share price therefor set forth in this Agreement are based upon the information contained in
Schedule II attached hereto, which was supplied by the Company, and (b) to the extent such information is not accurate as of the Consummation Date, such numbers and per share price shall be recalculated accordingly, PROVIDED that the aggregate Purchase Price for all shares of New BIUSA Common Stock hereunder shall not be less than $31,465,000.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                   BIDERMANN INDUSTRIES U.S.A., INC.


                                   By:     /s/ Steven J. Kaufman
                                        --------------------------------
                                   Name:   Steven J. Kaufman
                                   Its:    Vice President


                                   VESTAR CAPITAL PARTNERS III, L.P., as
                                   Purchaser, New BIUSA Common Stock
                                   Guarantor and New Class B Preferred
                                   Stock Guarantor


                                   By:  VESTAR ASSOCIATES III, L.P.
                                   Its: General Partner

                                   By:  VESTAR ASSOCIATES CORPORATION III
                                   Its: General Partner


                                   By:    /s/ John R. Woodard
                                        --------------------------------
                                   Name:  John R. Woodard
                                   Its:   Managing Director

                                   245 Park Avenue
                                   41st Floor
                                   New York, New York  10167
                                   Attention:  Norman W. Alpert
                                   Telephone:  (212) 949-6500
                                   Facsimile:  (212) 808-4922


                                   ALVAREZ & MARSAL, INC., as Purchaser and
                                   Management Investor Guarantor


                                   By:     /s/ Bryan P. Marsal
                                        --------------------------------
                                   Name:   Bryan P. Marsal
                                   Title:  President

                                   885 Third Avenue Suite 1700
                                   New York, New York  10022
                                   Attention:  Bryan P. Marsal
                                   Telephone:  (212) 230-3304
                                   Facsimile:  (212) 984-8957
                                   with a copy to:

                                   Gordon Altman Butowsky Weitzen Shalov & Wein
                                   114 West 47th Street
                                   New York, New York  10036
                                   Attention:  Bonnie D. Podolsky
                                   Telephone:  (212) 626-0832
                                   Facsimile:  (212) 626-0799

                                      SCHEDULE I

                        NEW EQUITY INVESTMENT SHARE ALLOCATION





                                                                      Number of Shares
                                                                      of New BIUSA
                                   Number of Shares of                Class C Junior
NAME OF PURCHASER                  New Biusa Common Stock(1)          Preferred Stock
-----------------                  ------------------------           -----------------
Vestar Capital Partners            252,680, plus any shares               365,000(2)
III, L.P. or an affiliated         allocated to A&M and the
designee thereof                   Management Investors
                                   which are not purchased
                                   on the Consummation Date
                                   by such purchasers(2)

Alvarez & Marsal, Inc.             49,995, plus any shares                   0
                                   allocated to the
                                   Management Investors
                                   which are not purchased
                                   on the Consummation Date
                                   by the Management
                                   Investors

Management Investors               18,366                                    0
-----------------                  ------------------------           -----------------
     TOTAL                         321,041                                365,000



---------------

(1)  Subject to Section 7.10.

(2) Number of shares (including shares purchased by Vestar as Common Stock Guarantor) to be reduced by up to 20% if and to the extent that Participating BIUSA Noteholders exercise their right to purchase shares.

                                     SCHEDULE II


                    [ATTACH CAPITALIZATION/SHAREHOLDERS SCHEDULE]

                                                                     SCHEDULE II

                                                                       6/1/97


                    OWNERSHIP OF BIDERMANN INDUSTRIES U.S.A., INC.


 NAME OF STOCKHOLDER               NUMBER OF SHARES                %
 -------------------               ----------------              -----
 *SAEPIC                                 244,543                  68.5
 Banexi                                   19,182                   5.4
 SES                                       5,157                   1.4
 CDR Participations                       16,236                   4.5
 GAN                                       7,143                   2.0
 Credit National                           7,143                   2.0
 Eurim                                     7,143                   2.0
 AXA                                       5,880                  1.65
 Maybright                                 5,845                  1.65
 CCCM                                      4,286                   1.2
 BFCE                                      4,523                   1.3
  Sofinindex                                1,429                   0.4
 AGF                                       1,429                   0.4
 Credit Agricole                           1,428                   0.4
 Holbeton Limited                         13,136                   3.7
 Banque Worms                                457                    .1
 Credit du Nord                              279                    .1
 Financiere de Reins                      11,904                   3.3
                                        --------               -------
                                         357,143                 100.0



*SAEPIC is wholly-owned subsidiary
 of Bidermann International S.A.

                                                                    As of 6/1/97

                        Bidermann Industries U.S.A., Inc.
                             Equity Security Holders


 Name and Address                                 # of Shares      % Ownership
 ----------------                                 -----------      -----------
 Assurances Generales de France Vie                   1,429            0.4
 87 rue de Richelieu
 75002 Paris
 Attn: Mrs. Dominique Cyrot

 Agepargne                                            1,370            0.4
 40 rue de Colysee
 75008 Paris
 Attn: Mrs. Pascale Sagnier

 AXA Investments                                      1,094            0.3
 40 rue de Colysee
 75008 Paris
 Attn: Mrs. Pascale Sagnier

 AXA Valeurs                                            276            0.1
 40 rue de Colysee
 75008 Paris
 Attn: Mrs. Pascale Sagnier

 Drouot France                                        1,505            0.4
 40 rue de Colysee
 75008 Paris
 Attn: Mrs. Pascale Sagnier

 Drouot Investissement                                1,635            0.5
 40 rue de Colysee
 75008 Paris
 Attn: Mrs. Pascale Sagnier

 Banque pour l'expansion                              9,183            2.6
 Industrielle S.A.
 12 rue Chauchat
 75009 Paris
 Attn: Mr. Gilles Perony

 Mediane F.C.P.R.                                     2,856            0.8
 12 rue Chauchat
 75009 Paris
 Attn: Mr. Gilles Perony

 Societe Financiere Auxiliare                         7,143            2.0
 12 rue Chauchat
 75009 Paris
 Attn: Mr. Gilles Perony


                                                                               3

                                                                    As of 6/1/97


                        Bidermann Industries U.S.A., Inc.
                             Equity Security Holders

 Caisee Centrale de Credit Mutuel                     4,286            1.2
 4 rue Leon Jost
 75017 Paris
 Attn: Mr. Gasquet

 SES                                                  5,157            1.4
 4 rue Dumont d'Urville
 75116 Paris
 Attn: Mrs. Genevieve Gomez

 Holbeton Limited                                    13,136            3.7
 P.O. Box 468
 Grenville Street
 St. Helier, Jersey
 Channel Islands
 Attn: Mr. A.J. Staples

 Consortium de Realisation                           12,664            3.5
 l rue des Italiens
 75009 Paris
 Attn: Mrs. Michele Muhlbach

 Consortium de Realisation                            3,572            1.0
 1 rue des Italiens
 75009 Paris
 Attn: Mrs. Michele Muhibach

 Union d'Etudes et d'Investissements                  1,428            0.4
 c/o Credit Agricole
 90 boulevard Pasteur
 75015 Paris
 Attn: Mr. Olivier Mussault

 EURIM                                                7,143            2.0
 UIC SOFAL
 8 rue Lammenais
 75008 Paris
 Attn: Mr. Paricaud

 GAN Avenir                                           3,571            1.0
 2 rue Pillet-Will
 75009 Paris
 Attn: Mrs. Laurence Timsit

 GAN Participations                                   3,572            1.0
 2 rue Pillet-Will
 75009 Paris
 Attn: Mrs. Laurence Timsit


                                                                               4


                                                                    As of 6/1/97

                        Bidermann Industries U.S.A., Inc.
                             Equity Security Holders

 Saint Dominique Participations                       7,143            2.0
 c/o Credit National
 48bis rue Fabert
 75007 Paris
 Attn: Mr. Pascal Stefani

 Societe Financiere de la BFCE                        4,523            1.3
 21 boulevard Hausmann
 75009 Paris
 Attn: Mr. Dominique Ferrero

 Societe pour le Financement des                      1,429            0.4
 Industries Exportatrices
 5 rue Scribe
 75009 Paris
 Attn: Bruno Denis

 Maybright Co. Limited                                5,845            1.6
 114 rue de Turenne
 75003 Paris
 Attn: Mr. Maurice Bidermann

 SAEPIC                                             244,543           68.5
 114 rue de Turenne
 75003 Paris
 Attn: Mr. Dominique Bouchez

 Banque Worms                                           457            0.1
 1 place des Degres
 Cedex 58
 92059 Paris

 Credit du Nord                                         279            0.1
 6/8 boulevard Haussman
 75009 Paris

 Financiere de Reins                                 11,904            3.3
 Saint Vincent de Reins
 Villefranche Tarare
 France
                                                  -----------    -----------

                                         TOTAL      357,143         100.0%


                                                       EXHIBIT A


                        RESTATED CERTIFICATE OF INCORPORATION

                                      * * * * *

          BIDERMANN INDUSTRIES U.S.A., INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter the "Corporation"), DOES HEREBY CERTIFY that:

          1.   The name of the Corporation is Bidermann Industries U.S.A., Inc.

          2. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was September 29, 1977 under the name of Blackstone, Inc.

          3. (a) Provision for the making of this Restated Certificate of Incorporation is contained in an Order, dated _______ __, 1998 (the "Confirmation Order"), of the United States Bankruptcy Court for the Southern District of New York in Jointly Administered Case Nos. 95 B 43098 through 43099 and 43101 through 43114 (TLB) confirming the Third Amended Joint Plan of Reorganization dated March 30, 1998 of the Corporation and certain of its affiliates (the "Plan").

               (b) The Confirmation Order authorizes and directs the Corporation to execute such documents and take, or cause to be taken, any and all actions required to enable the effective implementation of the Plan and the Confirmation Order. Section 6.4(a) of the Plan contemplates the filing of this Restated Certificate of Incorporation in order to effectuate such Plan provisions.

               (c) In accordance with Sections 242, 245 and 303 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

          4. The text of the Certificate of Incorporation is hereby amended and restated to read in full as follows:

               FIRST.    The name of the Corporation is:  Bidermann Industries
          U.S.A., Inc.

               SECOND.   The registered office and registered agent of the
          Corporation is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

               THIRD.    The purpose of the Corporation is to engage in any
          lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the "GCL").

               FOURTH.   (1)  The total number of shares of all classes of stock
          which the Corporation shall have authority to issue is [        ],
          consisting of (i) [        ] shares of preferred stock, par value $.01
          per share ("Preferred Stock"), and (ii) [        ] shares of common
          stock, par value $.01 per share ("Common Stock"). The number of authorized shares of any of the Preferred Stock or the Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the GCL (or any successor provision thereto), and no vote of the holders of any of the Preferred Stock or the Common Stock voting separately as a class shall be required therefor.

               (2) The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

               (3) (a) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the GCL.

                    (b) Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Restated Certificate of Incorporation (including any certificate of designations relating to such series).

                    (c) Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common

          Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

                    (d) Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of the Common Stock, as such, shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

                    (e) To the extent prohibited under chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"), the Corporation shall not issue non-voting equity securities; PROVIDED, HOWEVER, that this subsection (e): (i) will have no further force and effect beyond that required under the Bankruptcy Code, (ii) will have such force and effect, if any, only for so long as the relevant prohibitions imposed by the Bankruptcy Code are in effect and applicable to the Corporation and (iii) may be amended or eliminated in accordance with applicable law as from time to time in effect.

               FIFTH.    The Corporation is to have perpetual existence.

               SIXTH.    In furtherance and not in limitation of the powers
          conferred by statute, the Board of Directors of the Corporation, acting by majority vote, is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

               SEVENTH. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide. Meetings of stockholders may be held within or without the State of Delaware. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

               EIGHTH.   The Corporation reserves the right to amend, alter,
          change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

               NINTH.    Except as otherwise provided by the GCL as the same
          exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article NINTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          IN WITNESS WHEREOF, BIDERMANN INDUSTRIES U.S.A., INC. has caused this Certificate to be signed by Bryan Marsal, Chief Executive Officer, and attested by [INSERT NAME], Secretary, this __th day of May 1998.


                                   BIDERMANN INDUSTRIES U.S.A., INC.


                                   By:
                                        ---------------------------------
                                        Name:  Bryan Marsal
                                        Title: Chief Executive Officer





ATTEST:


     -----------------------
     [INSERT NAME]
     Secretary

                                                                       EXHIBIT B


                          BIDERMANN INDUSTRIES U.S.A., INC.

                             CERTIFICATE OF DESIGNATIONS
                                          OF
                            CLASS C JUNIOR PREFERRED STOCK

                               -----------------------

                        Pursuant to Sections 151, 242 and 303
               of the General Corporation Law of the State of Delaware

                               -----------------------

          Bidermann Industries U.S.A., Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

          (a) Pursuant to the provisions of Sections 151, 242 and 303 of the General Corporation Law of the State of Delaware, and by Order, dated ______ __, 1998 (the "Confirmation Order"), of the United States Bankruptcy Court for the Southern District of New York in Jointly Administered Case Nos. 95 B 43098 through 43099 and 43101 through 43114 (TLB) confirming the Third Amended Joint Plan of Reorganization dated March 30, 1998 of the Company and certain of its affiliates (the "Plan"), the Corporation is authorized and directed to execute such documents and take, or cause to be taken, any and all actions required to enable the effective implementation of the Plan and the Confirmation Order;

          (b) The Confirmation Order authorizes and Section 6.4(a) of the Plan contemplates the filing of this Certificate of Designations of Class C Junior Preferred Stock of the Company in order to effectuate such Plan provisions; and

          (c) Accordingly, there is hereby authorized such series of preferred stock on the terms and with the provisions herein set forth:

1.        CERTAIN DEFINITIONS

          As used herein, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

          "AFFILIATE" means, with respect to any Person, (i) any Person that directly or indirectly controls, is controlled by or is under common control with such Person, (ii) any director, officer, partner or employee of such Person or any Person specified in clause (i) above, or (iii) any Immediate Family Member of any Person specified in (i) or (ii) above.

          "ALVAREZ & MARSAL" means Alvarez & Marsal, Inc.

          "BENEFICIAL OWNER" has the meaning set forth in Rule 13d-3 under the Exchange Act.

          "BOARD OF DIRECTORS" means the Board of Directors of the Company.

          "BUSINESS DAY" means a day other than a Saturday, Sunday, national or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

          "CAPITAL STOCK" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

          "CHANGE OF CONTROL" has the meaning specified in Section 6(c) hereof.

          "CHANGE OF CONTROL DATE" has the meaning specified in Section 6(c) hereof.

          "CHANGE OF CONTROL PUT REDEMPTION" has the meaning specified in
Section 6(c) hereof.

          "CLASS A SENIOR PREFERRED STOCK" means [the preferred stock of the Company issued to the employee stock plan].

          "CLASS B PREFERRED STOCK" means [any preferred stock of the Company issued to Vestar or its affiliated designee as a result of the $50,000,000 offering of mezzanine financing not being completed].

          "COMPANY" means Bidermann Industries U.S.A., Inc. or any successor entity thereof.

          "DISQUALIFIED CAPITAL STOCK" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part at any time when any of the shares of Junior Preferred Stock are outstanding.

          "DIVIDEND PAYMENT DATE" means each September 30, December 31, March 31 and June 30 of each year, commencing on September 30, 1998.

          "DIVIDEND PERIOD" means the Initial Dividend Period and, thereafter, each Quarterly Dividend Period.

          "DIVIDEND RECORD DATE" means, with respect to the dividend payable on each Dividend Payment Date, the immediately preceding September 15, December 15, March 15, and June 15, as the case may be, or such other record date as may be designated by the Board of Directors with respect to the dividend payable on such Dividend Payment Date; PROVIDED, HOWEVER, that such record date may not be more than sixty (60) days or less than ten (10) days prior to such Dividend Payment Date.

          "EMPLOYEE SECURITIES" means shares of Capital Stock, warrants, rights, calls, options or obligations of the Company or any of its Subsidiaries (including any accrued interest or dividends thereon) owned by any employees of the Company or any of its subsidiaries or any Independent Director which are subject to repurchase upon the death, disability or other termination of employment of any such employee or Independent Director.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "HOLDER" means a registered holder of shares of Junior Preferred
Stock.

          "IMMEDIATE FAMILY MEMBER" with respect to any Person means a spouse, parent, child or sibling of such Person.

          "INDEPENDENT DIRECTOR" means any director of the Company who is not an Affiliate of any Stockholder (as defined in the Stockholders' Agreement) or an employee of the Company or any of its Affiliates.

          "INITIAL DIVIDEND PERIOD" means the dividend period commencing on the Original Issue Date and ending on and including September 30, 1998.

          "JUNIOR SECURITIES" has the meaning specified in Section 3(i) hereof.

          "JUNIOR PREFERRED STOCK" means the Class C Junior Preferred Stock, par value $.01 per share, of the Company authorized by these resolutions and the Certificate of Designations filed pursuant hereto (as such Certificate of Designations may be amended from time to time in accordance with the provisions thereof).

          "LIQUIDATION PREFERENCE" means $100 per share, plus an amount in cash equal to all accrued and unpaid dividends (including an amount equal to the dividends accruing from the last Dividend Payment Date to the date such Liquidation Preference is being determined). The Liquidation Preference of a share of Junior Preferred Stock will increase on a daily basis as dividends accrue on such share and will decrease only to the extent such dividends are actually paid, all as provided in Section 4 hereof.

          "OPTIONAL REDEMPTION" has the meaning specified in Section 6(a) hereof.

          "OPTIONAL REDEMPTION DATE" has the meaning specified in Section 6(e) hereof.

          "ORIGINAL ISSUE DATE" means the date upon which the Junior Preferred Stock was originally issued by the Company.

          "PARITY SECURITIES" has the meaning specified in Section 3(ii) hereof.

          "PERSON" means any individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

          "PUT REDEMPTION" means a Change of Control Put Redemption.

          "PUT REDEMPTION DATE" has the meaning specified in Section 6(e) hereof.

          "QUARTERLY DIVIDEND PERIOD" means the quarterly period commencing on and including the day after the immediately preceding Dividend Payment Date and ending on and including the immediately subsequent Dividend Payment Date.

          "REDEMPTION DATE" means the Optional Redemption Date or the Put Redemption Date, as the case may be.

          "REDEMPTION NOTICE" has the meaning specified in Section 6(b) hereof.

          "REDEMPTION PRICE" means a price per share equal to the Liquidation Preference as of the applicable Redemption Date.

          "RIGHT OF REDEMPTION NOTICE" has the meaning specified in Section 6(d) hereof.

          "SENIOR BANK FACILITY" means [describe BIC senior bank agreement and related documents].

          "SENIOR DISCOUNT NOTES" means [describe BIUSA senior discount notes, if any, at closing].

          "SENIOR SECURITIES" has the meaning specified in Section 3(iii) hereof.

          "STOCKHOLDERS' AGREEMENT" means that certain agreement dated as of the Original Issue Date among the Company, Vestar, Alvarez & Marsal, [insert names of Management Investors], [insert names of holders of Old Equity], [insert names of any Participating Noteholders], as it may be amended from time to time.

          "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association or other business entity of which fifty percent (50%) or more of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, or fifty percent (50%) or more of the equity interest therein, is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of such Person or a combination thereof.

          "VESTAR" means Vestar Capital Partners III, L.P., a Delaware limited partnership.


2.   DESIGNATION.

     The series of preferred stock authorized hereunder shall be designated as the "Class C Junior Preferred Stock." The number of shares constituting such series shall be 365,000. The par value of the Junior Preferred Stock shall be $.01 per share. All shares of Junior Preferred Stock shall be identical with each other in all respects.

3.   RANK.

     The Junior Preferred Stock shall rank, with respect to dividend rights and rights on liquidation, dissolution and winding-up of the affairs of the Company:

            (i) senior to all classes or series of common stock of the Company and to any other class or series of Capital Stock of the Company that does not constitute Senior Securities or Parity Securities (as defined below) (collectively referred to as "Junior Securities");

           (ii) on parity with each class or series of Capital Stock of the Company that (x) expressly provides that it ranks on a parity with the Junior Preferred Stock as to dividends or distributions upon the liquidation, dissolution and winding-up of the Company and (y) has been approved by the Holders in accordance with Section 8(b) hereof (collectively referred to as "Parity Securities");

          (iii) junior to the Class A Senior Preferred Stock and the Class B Preferred Stock and each other class or series of Capital Stock of the Company that (x) expressly provides that it ranks senior to the Junior Preferred Stock as to dividends or distributions upon the liquidation, dissolution and winding-up of the Company and (y) has been approved by the Holders in accordance with Section 8(b) hereof (collectively referred to as "Senior Securities").

     The Company shall not create, authorize or issue any Senior Securities or Parity Securities or reclassify any class or series of its Capital Stock into Senior Securities or Parity Securities, other than the Class A Senior Preferred Stock and the Class B Preferred Stock issued on the Original Issue Date, without the affirmative votes or consents required by Section 8 hereof.

4.   DIVIDENDS, ETC.

           (i) Beginning on the Original Issue Date, the Holders of outstanding shares of Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the quarterly rate per share of $3.125(1) per quarter. All dividends shall be cumulative and shall be payable in arrears on each Dividend Payment Date commencing on September 30, 1998. Such quarterly dividends shall accrue (whether or not earned or declared, whether or not permitted under any agreement of the Company and whether or not there are funds legally available therefor) on a daily basis from the last Dividend Payment Date, except that with respect to the first quarterly dividend, such dividend shall accrue from the Original Issue Date.

          (ii) All dividends and distributions paid with respect to shares of Junior Preferred Stock pursuant to Section 4(i) hereof shall be paid pro rata to the Holders entitled thereto. Any dividend not paid pursuant to this Section shall be fully cumulative and shall accrue (whether or not earned or declared, whether or not permitted under any agreement of the Company and whether or not there are funds legally available therefor) at the rate

---------------
(1) Or 2-1/2% above subordinated notes issued in 144A offering, if higher.

                  of 12.5%(2) per annum compounded quarterly and shall be in arrears until paid.

         (iii) No full dividend and no distribution shall be declared by the Board of Directors or paid or set apart for payment by the Company on Parity Securities for any period unless fully cumulative dividends have been or contemporaneously are declared and a sum set apart sufficient for payment on the Junior Preferred Stock for all full Quarterly Dividend Periods (including the Initial Dividend Period) terminating on or prior to the date of payment of such full dividends on the Parity Securities. If any dividends are not paid in full upon the shares of the Junior Preferred Stock and the Parity Securities, all dividends declared for any period upon shares of the Junior Preferred Stock and the Parity Securities shall be declared pro rata so that the amount and form of dividends declared per share of the Junior Preferred Stock and the Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Junior Preferred Stock and the Parity Securities bear to each other.

          (iv) Unless (a) full cumulative dividends have been paid, or funds have been set apart sufficient for such payment, on the Junior Preferred Stock for all full Quarterly Dividend Periods, including the Initial Dividend Period, if completed, since the Original Issue Date and (b) the Company shall have satisfied all of its redemption and repurchase obligations under Section 6 hereof, if any, the Company shall not, directly or indirectly, whether in cash, obligations, or other property (other than in Junior Securities which are not Disqualified Capital Stock) declare, pay or set apart for payment any dividend on any Junior Security or make any distribution in respect thereof.

           (v) Each fractional share of Junior Preferred Stock outstanding shall be entitled to a ratably proportionate amount of dividends accruing with respect to each outstanding share of Junior Preferred Stock pursuant to this Section 4, and all such dividends with respect to such outstanding fractional shares shall be fully cumulative and shall accrue on a daily basis

--------------
(2)   Or 2-1/2% above subordinated notes issued in 144A offering, if higher.

                  (whether or not declared), and shall be payable in the same manner and at such times as provided for in this Section 4, with respect to dividends on each outstanding share of Junior Preferred Stock. The amount of dividends accrued on the Junior Preferred Stock for any period less than a full Quarterly Dividend Period (including the Initial Dividend Period) shall be equal to a PRO RATA portion of the total dividend payable for the Quarterly Dividend Period during which such period occurs, based on the actual number of days elapsed in such period for which payable and the total number of days in the applicable Quarterly Dividend Period. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day. Dividends shall accrue on a daily basis during each Dividend Period as provided above, and the Liquidation Preference of each outstanding share of Junior Preferred Stock shall be correspondingly increased on a daily basis. Each such dividend shall be payable to Holders of record as their names shall appear on the stock books of the Company on the Dividend Record Date for such dividend, except that dividends in arrears for any past Dividend Payment Date may be declared and paid at any time without reference to such regular Dividend Payment Date to Holders of record on such date not more than sixty (60) days or less than ten (10) days prior to the date of payment as shall be determined by the Board of Directors.

          (vi) Dividends shall cease to accrue in respect of any particular share of Junior Preferred Stock on the Redemption Date with respect thereto unless the Company defaults in the payment of the Redemption Price.

         (vii) The Company shall not enter into any agreement that prohibits, conflicts with or would be breached by the Company's performance of its obligations hereunder.

5.   PAYMENT ON LIQUIDATION.

           (i) Upon any involuntary liquidation, dissolution or winding-up of the affairs of the Company, the Holders of Junior Preferred Stock will be entitled to receive out of the assets of the Company available for distribution to the holders of its Capital Stock, whether such assets are capital or surplus, an amount in cash per share equal to the

                  Liquidation Preference determined as of the date of such involuntary liquidation, dissolution or winding-up, after any payment or other distribution is made on any Senior Securities. Holders of Junior Preferred Stock shall not be entitled to any other distribution in the event of involuntary liquidation, dissolution or winding up of the affairs of the Company. If upon any involuntary liquidation, dissolution or winding-up of the affairs of the Company, the assets of the Company are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of Junior Preferred Stock and Parity Securities, then the holders of all such shares of Junior Preferred Stock and Parity Securities shall share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation payments determined as of the date of such involuntary liquidation, dissolution or winding-up, to which each of them is entitled.

          (ii) For purposes of this Section 5 only, neither the sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations shall be deemed to be a liquidation, dissolution or winding-up of the affairs of the Company.

6.   REDEMPTION

     (a) OPTIONAL REDEMPTION. At any time and from time to time after the Original Issue Date, the Company may redeem at the option of the Company in its sole discretion, in whole or in part, shares of Junior Preferred Stock (an "Optional Redemption"), at the Redemption Price. With respect to any Optional Redemption of fewer than all the outstanding shares of Junior Preferred Stock, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected PRO RATA, except that in any Optional Redemption of fewer than all the outstanding shares of Junior Preferred Stock, the Company may first redeem all shares held by any Holder of a number of shares not to exceed 100, as may be specified by the Company. Notwithstanding anything contained herein to the contrary, the Company shall not effect an Optional Redemption if and to the extent prohibited by the terms of the Senior Bank Facility.

     (b) NOTICE OF OPTIONAL REDEMPTION. Notice of any Optional Redemption of shares of Junior Preferred Stock, specifying the time and place of redemption and the Redemption Price (a

"Redemption Notice"), shall be sent by courier to each Holder of Junior Preferred Stock to be redeemed, at the address for such Holder shown on the Company's records, not more than sixty (60) nor less than thirty (30) days prior to the Redemption Date. If less than all the shares of Junior Preferred Stock owned by such Holder are then to be redeemed, the Redemption Notice shall also specify the number of shares which are to be redeemed. No failure to give such Redemption Notice nor any defect therein shall affect the validity of the procedure for the redemption of any shares of Junior Preferred Stock to be redeemed except as to the Holder to whom the Company has failed to give said Redemption Notice or except as to the Holder whose Redemption Notice was defective. Each such Redemption Notice shall state:

            (i)   the Redemption Date;

           (ii)   the Redemption Price;

          (iii) the number of shares of Junior Preferred Stock to be redeemed and, if fewer than all the shares of Junior Preferred Stock held by a Holder are to be redeemed, the number of shares thereof to be redeemed from such Holder;

           (iv) the manner and place or places at which payment for the shares of Junior Preferred Stock offered for redemption will be made, upon presentation and surrender to the Company of the certificates evidencing the shares being redeemed;

            (v) that dividends on the shares of Junior Preferred Stock being redeemed shall cease to accrue on the Redemption Date unless the Company defaults in the payment of the Redemption Price; and

           (vi) that the rights of Holders of Junior Preferred Stock as stockholders of the Company with respect to shares being redeemed shall terminate as of the Redemption Date unless the Company defaults in the payment of the Redemption Price.

Upon mailing any such Redemption Notice, the Company shall become obligated to redeem at the Redemption Price on the applicable Redemption Date all shares of Junior Preferred Stock therein specified.

     (c) CHANGE OF CONTROL PUT REDEMPTION. If at any time after the Original Issue Date:

            (i) all or substantially all of the assets of the Company are sold as an entirety to any Person or group (within the meaning of Section 13(d) and 14(d) of the Exchange Act);

           (ii) the stockholders of the Company approve a plan of liquidation or dissolution;


          (iii) any Person or group (within the meaning of Section 13(d) and 14(d) of the Exchange Act), other than any stockholders party to the Stockholders' Agreement, becomes, directly or indirectly, the Beneficial Owner (in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or otherwise) of a majority of the total voting power entitled to vote in the election of directors, managers or trustees of the Company or such other Person surviving the transaction (other than the voting power to elect directors upon the failure of the Company to pay dividends on any series of its preferred stock);

           (iv) a consolidation or merger of the Company with another corporation; PROVIDED that the Beneficial Owners immediately prior to the effective time of such consolidation or merger of the combined voting power of the outstanding voting securities of the Company are the Beneficial Owners immediately after such effective time of less than a majority of the combined voting power of the outstanding voting securities of the surviving corporation; or

            (v) directors nominated by any Person or group (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than any stockholders party to the Stockholders' Agreement, constitute a majority of the Board of Directors of the Company,

(each a "Change of Control" and the time of such Change of Control being referred to as the "Change of Control Date"), then the Company shall notify the Holders of the Junior Preferred Stock of such occurrence in writing within 10 Business Days of such occurrence and the Holders of a majority of the Junior Preferred Stock outstanding shall have the right to require the Company to redeem all shares of Junior Preferred Stock, in the manner provided in Section 6(d) hereof, at the Redemption Price (a "Change of Control Put Redemption").

     Notwithstanding anything contained herein to the contrary, the Company shall not be obligated to, and shall not, effect a Put Redemption if and to the extent prohibited by the Senior Bank Facility or the Senior Discount Notes; PROVIDED, HOWEVER, that (i) such Put Redemption (including any partial redemption on a PRO RATA basis) shall be effected as soon as such prohibitions are no longer applicable and (ii) if and so long as such Put Redemption is delayed, the Corporation shall not declare or pay any dividend or make any distribution on, or, directly or indirectly, retire, purchase, acquire, redeem or satisfy any mandatory redemption, sinking fund or other similar obligations in respect of Parity Securities.

     (d) NOTICE OF PUT REDEMPTION. The Company shall send written notice of a right of redemption pursuant to a Change of Control (the "Right of Redemption Notice") by courier, overnight delivery or first class mail within 10 Business Days following the Change of Control Date to each Holder of record of Junior Preferred Stock at such Holder's address as the same appears on the stock register of the Company; PROVIDED, HOWEVER, that no failure to give such Right of Redemption Notice to any Holder or Holders nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Junior Preferred Stock to be redeemed except as to the Holder or Holders to whom the Company has failed to give notice or has given deficient notice. The Right of Redemption Notice shall state:

            (i) that a Change of Control has occurred and that the Holders of a majority of the shares of Junior Preferred Stock outstanding have the right to require the Company to redeem all of the Junior Preferred Stock at the Redemption Price;

           (ii)   the Redemption Date;

          (iii)   a description of the Change of Control;

           (iv)   the Redemption Price;

            (v) the manner and place or places at which payment for the shares of Junior Preferred Stock offered for redemption will be made, upon presentation and surrender to the Company of the certificates evidencing the shares being redeemed;

           (vi) that, if the Holders of a majority of the outstanding shares of Junior Preferred Stock elect the redemption of such Junior Preferred Stock, dividends on the shares of Junior Preferred Stock shall cease to accrue on the Redemption Date unless the Company defaults in the payment of the Redemption Price; and

          (vii) that, if the Holders of a majority of the outstanding shares of Junior Preferred Stock elect the redemption of such Junior Preferred Stock, the rights of Holders of Junior Preferred Stock as stockholders of the Company with respect to shares of Junior Preferred Stock shall terminate as of the Redemption Date unless the Company defaults in the payment of the Redemption Price.

The right to redeem shares of Junior Preferred Stock pursuant to Section 6(c) hereof shall remain exercisable from the time of mailing until the fifth (5th) Business Day preceding the Redemption Date.

     (e) The Company shall fix the date for a Put Redemption (the "Put Redemption Date") or the date for an Optional Redemption (an "Optional Redemption Date"), as the case may be, no earlier than thirty (30) but not more than sixty (60) days after the Redemption Notice or the Right of Redemption Notice, as the case may be, is sent as set forth in Section 6(b) or 6(d) hereof, as the case may be.

     (f) On any Redemption Date, the full Redemption Price shall become payable in cash for the shares of Junior Preferred Stock being redeemed on such Redemption Date. As a condition of payment of the Redemption Price, each Holder of Junior Preferred Stock must surrender the certificate or certificates representing the shares of Junior Preferred Stock being redeemed to the Company in the manner and at the place designated in the Redemption Notice or the Right of Redemption Notice, as the case may be. Each surrendered certificate shall be canceled and retired. All redemption payments will be made to the Holders of the shares being redeemed.

     (g) On any Redemption Date, unless the Company defaults in the payment in full of the Redemption Price, dividends on the Junior Preferred Stock called for redemption shall cease to accumulate, and all rights of Holders of such redeemed shares shall terminate, except for the right to receive the Redemption Price.

7.   CERTAIN COVENANTS.

     (a)  Redemptions, Etc.

     Except as provided otherwise in Section 8, no Junior Securities or Parity Securities, nor any warrants, rights, calls or options exercisable for or convertible into, or any obligations evidencing the right to purchase or acquire, any Junior Securities or Parity Securities, may be repurchased, redeemed or otherwise acquired or retired for value, either directly or indirectly, nor may funds be set apart for payment with respect thereto, either directly or indirectly, whether in cash, obligations or shares of the Company or other property, so long as any shares of Junior Preferred Stock shall be outstanding (other than repurchases or redemptions by the Company of Employee Securities not in excess of $_________ [to be supplied by Vestar after consultation with financing sources] in any one calendar year).

     (b)  SUBSIDIARY PAYMENTS.

     Except as provided otherwise in Section 8, the Company shall not permit any Subsidiary of the Company to make any payments in respect of dividends or other distributions on, or repurchase, redemption or other acquisition or retirement for value of, either directly or indirectly, securities of the Company of any kind for any reason unless the Company would be permitted by this Section 7 or
Section 4 hereof to make such payments.

8.   VOTING RIGHTS.

     (a) Holders of Junior Preferred Stock, except as otherwise required by law or in this Section 8, shall not be entitled to vote on any matter required or permitted to be voted upon by holders of the common stock of the Company.

     (b) Without the approval of Holders of at least a majority of the shares of Junior Preferred Stock then outstanding, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, the Company will not:

          (1) create, authorize or issue any Parity Securities or Senior Securities, except for the Class A Senior Preferred Stock and the Class B Preferred Stock issued on the Original Issue Date, or any warrants, rights, calls or options exercisable or exchangeable for or convertible into, or any obligations evidencing the right to purchase or acquire, any Parity Securities or Senior Securities, including in connection with a merger, consolidation or other reorganization;

          (2) reclassify any Junior Securities or Parity Securities or other outstanding securities of the Company into any Parity Securities or Senior Securities or any warrants, rights, calls or options exercisable or exchangeable for or convertible into, or any obligations evidencing the right to purchase or acquire any, Parity Securities or Senior Securities;

          (3) amend, modify or repeal the Certificate of Incorporation or By-Laws of the Company or this Certificate of Designations or any other specified designations, rights, preferences or powers of the Junior Preferred Stock in a manner so as to affect adversely the specified designations, rights, powers or preferences of Holders of Junior Preferred Stock in their capacity as such; or

          (4) increase the number of shares of Junior Preferred Stock issued or authorized for issuance.

     (c)  For purposes of exercising any vote, election or consent under this
Section 8 hereof or under applicable law, shares of Junior Preferred Stock held by the Company or any of its Subsidiaries shall not be deemed to be outstanding and shall not be counted in determining the outcome of any such vote, election or consent solicitation.

9.   MUTILATED OR MISSING STOCK CERTIFICATES.

     If any of the Junior Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Junior Preferred Stock certificate, or in lieu of and substitution for the Junior Preferred Stock certificate lost, stolen or destroyed, a new Junior Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Junior Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Junior Preferred Stock certificate and indemnity, if requested.

10.  REISSUANCE OF PREFERRED STOCK.

     Shares of Junior Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of preferred stock undesignated as to series and, subject to Section 8 hereof, may be redesignated and reissued as part of any series of preferred stock other than the Junior Preferred Stock.

11.  BUSINESS DAY.

     If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

12.  HEADINGS OF SUBDIVISIONS.

     The headings of various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

13.  SEVERABILITY OF PROVISIONS.

     If any right, preference or limitations of the Junior Preferred Stock set forth in these resolutions and the Certificate of Designations filed pursuant hereto (as such Certificate of Designations may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in such Certificate of Designations, as amended, which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

14.  NOTICE TO THE COMPANY.

     All notices and other communications required or permitted to be given to the Company hereunder shall be made by courier, overnight delivery or first class mail to the Company at its principal executive offices (currently located on the date of the adoption of these resolutions at the following address:
Bidermann Industries U.S.A., Inc., 48 West 38th Street, New York, New York 10018; Attention: Chief Executive Officer. Minor imperfections in any such notice shall not affect the validity thereof.

15.  LIMITATIONS.

     Except as may otherwise be required by law, the shares of Junior Preferred Stock shall not have any powers, preferences or relative, participating, optional or other special rights other than those specifically set forth in this resolution (as such resolution may be amended from time to time) or otherwise in the Restated Certificate of Incorporation of the Company.

          IN WITNESS WHEREOF, Bidermann Industries U.S.A., Inc. has caused this certificate to be executed by _______________, as President, and attested by ________________, as Secretary, as of this ___ day of _________, 1998.


                                   BIDERMANN INDUSTRIES U.S.A., INC.



                                   By:
                                      -----------------------------------
                                      Name:
                                      Title:


Attest:



---------------------
    Secretary

                                                                       EXHIBIT C


                                      BY-LAWS OF

                          BIDERMANN INDUSTRIES U.S.A., INC.

                               (A Delaware Corporation)

                                      ARTICLE I

                                       Offices


          SECTION 1. REGISTERED OFFICE. The registered office of the Corporation within the State of Delaware shall be in the City of Wilmington, County of New Castle.

          SECTION 2. OTHER OFFICES. The Corporation may also have an office or offices other than said registered office at such place or places, either within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.


                                      ARTICLE II

                               Meetings of Stockholders

          SECTION 1. PLACE OF MEETINGS. All meetings of the stockholders for the election of directors or for any other purpose shall be held at any such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof.

          SECTION 2. ANNUAL MEETING. The annual meeting of stockholders, commencing with the year 1991, shall be held at 10:00 A.M. on the second Tuesday of March, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof. At such annual meeting, the stockholders shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting.

          SECTION 3. SPECIAL MEETINGS. Special meetings of stockholders, unless otherwise prescribed by statute, may be called at any time by the Board of Directors or Chairman of the Board or the President.

          SECTION 4. NOTICE OF MEETINGS. Except as otherwise expressly required by statute, written notice of each annual and special meeting of stockholders stating the date, place and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Notice shall be given personally or by mail and, if by mail, shall be sent in a postage prepaid envelope, addressed to the stockholder at his address as it appears on the records of the Corporation. Notice by mail shall be deemed given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice of any meeting shall not be required to be given to any person who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or who, either before or after the meeting, shall submit a signed written waiver of notice, in person or by proxy. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice.

          SECTION 5. LIST OF STOCKHOLDERS. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city, town or village where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not specified, at the place where the meeting is to be held.
The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          SECTION 6. QUORUM, ADJOURNMENTS. The holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented by proxy at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or, if after adjournment a new record date is set, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          SECTION 7. ORGANIZATION. At each meeting of stockholders, the Chairman of the Board or, in his absence, the President shall act as chairman of the meeting. The Secretary or, in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting shall act as secretary of the meeting and keep the minutes thereof.

          SECTION 8. ORDER OF BUSINESS. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

          SECTION 9. VOTING. Except as otherwise provided by statute or the Certificate of Incorporation, each stockholder of the Corporation shall be entitled at each meeting of stockholders to one vote for each share of common stock of the Corporation standing in his name on the record of stockholders of the Corporation:

          (a) on the date fixed pursuant to the provisions of Section 7 of
     Article V of these By-Laws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or

          (b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held.

Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereon, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation or of these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there by such proxy, and shall state the number of shares voted.

          SECTION 10. INSPECTORS. The Board of Directors in its sole discretion may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspections shall not have been appointed, the chairman of the meeting in his sole discretion may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

          SECTION 11. ACTION BY CONSENT. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of statute or of the Certificate of Incorporation or of these By-Laws, the meeting and vote of stockholders may be dispensed with, and the action taken without such meeting and vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of the Corporation entitled to vote thereon were present and voted.


                                     ARTICLE III

                                  Board of Directors

          SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

          SECTION 2. NUMBER, QUALIFICATIONS, ELECTION AND TERM OF OFFICE. The number of directors constituting the Board of Directors shall be not less than two nor more than fifteen as may be fixed, from time to time, by the affirmative vote of a majority of the entire Board of Directors or by action of the stockholders of the Corporation. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of stockholders unless there shall be vacancies in the Board of Directors, in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies. Directors need not be stockholders. Except as otherwise provided by statute or these By-Laws, the directors shall be elected at the annual meeting of stockholders. Each director shall hold office until his successor shall have been elected and qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws.

          SECTION 3. PLACE OF MEETINGS. Meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

          SECTION 4. ANNUAL MEETING. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such other time or place (within or without the State of Delaware) as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this
Article III.

          SECTION 5. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-Laws.

          SECTION 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or by two or more directors of the Corporation or by the President.

          SECTION 7. NOTICE OF MEETINGS. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this
Section 7, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these By-Laws, such notice need not state the purposes of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to him at his residence or usual place of business, by first class mail, at least two days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telegraph, cable, telex, telecopier or other similar means, or be delivered to him personally or be given to him by telephone or other similar means, at least twenty-four hours before the time at which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting, except when he shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          SECTION 8. QUORUM AND MANNER OF ACTING. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by statute or the Certificate of Incorporation or these By-Laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

          SECTION 9. ORGANIZATION. At each meeting of the Board of Directors, the Chairman of the Board or, in the absence of the Chairman of the Board, the President (or, in his absence, another director chosen by a majority of the directors present) shall act as chairman of the meeting and preside thereat.
The Secretary or, in his absence, any person appointed by the chairman shall act as secretary of the meeting and keep the minutes thereof.

          SECTION 10. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 11. VACANCIES. Any vacancy in the Board of Directors, whether arising from death, resignation, removal (with or without cause), an increase in the number of directors or any other cause, may be filled by the vote of a majority of the directors then in office, though less than a quorum, or by the sole remaining director or by the stockholders at the next annual meeting thereof or at a special meeting thereof. Each director so elected shall hold office until his successor shall have been elected and qualified.

          SECTION 12. REMOVAL OF DIRECTORS. Any director may be removed, either with or without cause, at any time, by the holders of a majority of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote at an election of directors.

          SECTION 13. COMPENSATION. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

          SECTION 14. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, including an executive committee, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In addition, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Except to the extent restricted by statute or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors and may authorize the seal of the Corporation to be affixed to all papers which require it. Each such committee shall serve at the pleasure of the Board of Directors and have such name as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

          SECTION 15. ACTION BY CONSENT. Unless restricted by the Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be.

          SECTION 16. TELEPHONIC MEETING. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.


                                      ARTICLE IV

                                       Officers

          SECTION 1. NUMBER AND QUALIFICATIONS. The officers of the Corporation shall be elected by the Board of Directors and shall include the Chairman of the Board, the President, one or more Vice-Presidents, the Secretary and the Treasurer. If the Board of Directors wishes, it may also elect as an officer of the Corporation a Vice Chairman of the Board and may elect other officers (including one or more Assistant Treasurers and one or more Assistant Secretaries) as may be necessary or desirable for the business of the Corporation. Any two or more offices may be held by the same person, and no officer except the Chairman of the Board need be a director. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these By-Laws.

          SECTION 2. RESIGNATIONS. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

          SECTION 3. REMOVAL. Any officer of the Corporation may be removed, either with or without cause, at any time, by the Board of Directors at any meeting thereof.

          SECTION 4. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be a member of the Board and, if present, shall preside at each meeting of the Board of Directors or the stockholders. He shall advise and counsel with the President, and in his absence with other executives of the Corporation, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

          SECTION 5. THE PRESIDENT. The President shall be the chief executive officer of the Corporation. He shall, in the absence of the Chairman of the Board or if a Chairman of the Board shall not have been elected, preside at each meeting of the Board of Directors or the stockholders. He shall perform all duties incident to the office of President and chief executive officer and such other duties as may from time to time be assigned to him by the Board of Directors.

          SECTION 6. VICE-PRESIDENT. Each Vice-President shall perform all such duties as from time to time may be assigned to him by the Board of Directors or the President. At the request of the President or in his absence or in the event of his inability or refusal to act, the Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors (or if there be no such determination, then the Vice-Presidents in the order of their election), shall perform the duties of the President, and, when so acting, shall have the powers of and be subject to the restrictions placed upon the President in respect of the performance of such duties.

          SECTION 7.  TREASURER.  The Treasurer shall

          (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

          (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

          (c) deposit all moneys and other valuables to the credit of the Corporation in such depositaries as may be designated by the Board of Directors or pursuant to its direction;

          (d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

          (e) disburse the funds of the Corporation and supervise the investments of its funds, taking proper vouchers therefor;

          (f) render to the Board of Directors, whenever the Board of Directors may require, an account of the financial condition of the Corporation; and

          (g) in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.

          SECTION 8.  SECRETARY.  The Secretary shall

          (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders;

          (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

          (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all certificates for shares of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

          (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

          (e) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors.

          SECTION 9. THE ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as from time to time may be assigned by the Board of Directors.

          SECTION 10. THE ASSISTANT SECRETARY. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as from time to time may be assigned by the Board of Directors.

          SECTION 11. OFFICERS' BONDS OR OTHER SECURITY. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the Board of Directors may require.

          SECTION 12. COMPENSATION. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.


                                      ARTICLE V

                        Stock Certificates and Their Transfer

          SECTION 1. STOCK CERTIFICATES. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board or the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restriction of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

          SECTION 2. FACSIMILE SIGNATURES. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          SECTION 3. LOST CERTIFICATES. The Board of Directors or any two officers authorized to sign certificates pursuant to Section 1 above may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors or such officers may, in its or their discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

          SECTION 4. TRANSFERS OF STOCK. Upon surrender to the Corporation or the transfer agent or registrar of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation, transfer agent or registrar to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its records; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation, or transfer agent or registrar for transfer, both the transferor and the transferee request the Corporation to do so.

          SECTION 5. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

          SECTION 6. REGULATIONS. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

          SECTION 7. FIXING THE RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          SECTION 8. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                      ARTICLE VI

                      Indemnification of Directors and Officers

          SECTION 1. GENERAL. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding unless a court of competent jurisdiction shall determine that he did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, that he believed or had reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          SECTION 2. DERIVATIVE ACTIONS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          SECTION 3. ADVANCES FOR EXPENSES. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI.

          SECTION 4. RIGHTS NOT-EXCLUSIVE. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this
Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          SECTION 5. INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this
Article VI.

          SECTION 6.  DEFINITION OF CORPORATION.  For the purposes of this
Article VI, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

          SECTION 7. SURVIVAL OF RIGHTS. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


                                     ARTICLE VII

                                  General Provisions

          SECTION 1. DIVIDENDS. Subject to the provisions of statute and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by statute or the Certificate of Incorporation.

          SECTION 2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserves in the manner in which it was created.

          SECTION 3. SEAL. The seal of the Corporation shall be in circular form and contain the name of the Corporation, the year of its incorporation and the words "CORPORATE SEAL DELAWARE."

          SECTION 4. FISCAL YEAR. The fiscal year of the Corporation shall be each calendar year ending December 31st unless changed by resolution of the Board of Directors.

          SECTION 5. CHECKS, NOTES, DRAFTS, ETC. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

          SECTION 6. EXECUTION OF CONTRACTS, DEEDS, ETC. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

          SECTION 7. VOTING OF STOCK IN OTHER CORPORATIONS. Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board or the President or other officer authorized by the Board of Directors, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation. In the event one or more attorneys or agents are appointed, the Chairman of the Board or the President or such other officer may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The Chairman of the Board or the President may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the circumstances.


                                     ARTICLE VIII

                                      Amendments

          These By-Laws may be amended or repealed or new by-laws adopted (a) by action of the stockholders entitled to vote thereon at any annual or special meeting of stockholders or (b) if the Certificate of Incorporation so provides, by action of the Board of Directors at a regular or special meeting thereof.
Any by-law made by the Board of Directors may be amended or repealed by action of the stockholders at any annual or special meeting of stockholders.

                                                                       EXHIBIT D




-------------------------------------------------------------------------------
-------------------------------------------------------------------------------






                              STOCKHOLDERS' AGREEMENT




                              dated as of May __, 1998



                                       among



                         BIDERMANN INDUSTRIES U.S.A., INC.,



                         VESTAR CAPITAL PARTNERS III, L.P.,



                              ALVAREZ & MARSAL, INC.,



                     THE ORIGINAL EQUITY HOLDERS NAMED HEREIN,



                       THE MANAGEMENT INVESTORS NAMED HEREIN



                                        and



                           THE INSTITUTIONS NAMED HEREIN



-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                  TABLE OF CONTENTS

                                                                            Page

SECTION 1.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.1     Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2     Other Definitional Provisions; Interpretation . . . . . . . . .   4

SECTION 2.   VOTING AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . .   5
     2.1     Election of Directors . . . . . . . . . . . . . . . . . . . . .   5
     2.2     Other Voting Matters. . . . . . . . . . . . . . . . . . . . . .   7

SECTION 3.   TRANSFERS AND ISSUANCES . . . . . . . . . . . . . . . . . . . .   8
     3.1     Limitations on Transfer . . . . . . . . . . . . . . . . . . . .   8
     3.2     Transfers to Affiliates . . . . . . . . . . . . . . . . . . . .   8
     3.3     Effect of Void Transfers. . . . . . . . . . . . . . . . . . . .   9
     3.4     Legend on Securities. . . . . . . . . . . . . . . . . . . . . .   9
     3.5     Tag-Along Rights. . . . . . . . . . . . . . . . . . . . . . . .  10
     3.6     Public Offerings, etc.  . . . . . . . . . . . . . . . . . . . .  13
     3.7     Drag-Along Rights . . . . . . . . . . . . . . . . . . . . . . .  13
     3.8     Participation Right . . . . . . . . . . . . . . . . . . . . . .  14
     3.9     Rights of First Refusal . . . . . . . . . . . . . . . . . . . .  15

SECTION 4.   REGISTRATION RIGHTS . . . . . . . . . . . . . . . . . . . . . .  16
     4.1     Demand Registration . . . . . . . . . . . . . . . . . . . . . .  17
     4.2     Incidental Registration . . . . . . . . . . . . . . . . . . . .  18
     4.3     Registration Procedures . . . . . . . . . . . . . . . . . . . .  20
     4.4     Underwritten Offerings. . . . . . . . . . . . . . . . . . . . .  24
     4.5     Preparation; Reasonable Investigation . . . . . . . . . . . . .  25
     4.6     Limitations, Conditions and Qualifications to Obligations
             under Registration Covenants. . . . . . . . . . . . . . . . . .  25
     4.7     Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     4.8     Indemnification . . . . . . . . . . . . . . . . . . . . . . . .  27
     4.9     Participation in Underwritten Registrations . . . . . . . . . .  29
     4.10    Rule 144. . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     4.11    Holdback Agreements . . . . . . . . . . . . . . . . . . . . . .  30

SECTION 5.   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . .  30
     5.1     Additional Securities Subject to Agreement. . . . . . . . . . .  30
     5.2     Termination . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     5.3     Injunctive Relief . . . . . . . . . . . . . . . . . . . . . . .  31
     5.4     Other Stockholders' Agreements. . . . . . . . . . . . . . . . .  31
     5.5     Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     5.6     Successors, Assigns and Transferees . . . . . . . . . . . . . .  31
     5.7     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     5.8     Integration . . . . . . . . . . . . . . . . . . . . . . . . . .  33
     5.9     Severability. . . . . . . . . . . . . . . . . . . . . . . . . .  33
     5.10    Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . .  33
     5.11    Governing Law, Etc. . . . . . . . . . . . . . . . . . . . . . .  33
     5.12    Additional Management Investors . . . . . . . . . . . . . . . .  34

          STOCKHOLDERS' AGREEMENT, dated as of May __, 1998, among Bidermann Industries U.S.A., Inc. (the "COMPANY"), Vestar Capital Partners III, L.P. [or its affiliated designee party to a Stock Subscription Agreement] ("VESTAR"), Alvarez & Marsal, Inc. [or its affiliated designee party to a Stock Subscription Agreement] ("ALVAREZ & MARSAL"), the parties identified on the signature pages hereto as Original Equity Holders (the "ORIGINAL EQUITY HOLDERS"), the parties identified on the signature pages hereto as the Institutions (the "INSTITUTIONS") [only to the extent Institutions execute a Subscription Agreement] and the parties identified on the signature pages hereto or to the supplementary agreements referred to in Section 5.12 as Management Investors (the "MANAGEMENT INVESTORS").


                                W I T N E S S E T H :


          WHEREAS, as of the Closing Date Vestar, Alvarez & Marsal, the Original Equity Holders, the Institutions and the Management Investors are the holders of all of the outstanding shares of capital stock of the Company and other outstanding securities exercisable or exchangeable for or convertible into voting stock of the Company; and

          WHEREAS, the parties hereto wish to enter into certain agreements with respect to the holdings by Vestar, Alvarez & Marsal, the Original Equity Holders, the Institutions and the Management Investors and their respective permitted transferees of capital stock of the Company and securities exercisable or exchangeable for or convertible into capital stock of the Company;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

          SECTION 1.  DEFINITIONS

          1.1 DEFINED TERMS. As used in this Agreement, terms defined in the heading and the recitals shall have their respective assigned meanings, and the following capitalized terms shall have the meanings ascribed to them below:

          "AFFILIATE" shall mean, with respect to any Person, (i) any Person that directly or indirectly controls, is controlled by or is under common control with, such Person, or (ii) any director, officer, partner, member or employee of such Person or any Person specified in clause (i) above, or
     (iii) any Immediate Family Member of any Person specified in clause (i) or
     (ii) above.

          "AGREEMENT" shall mean this Stockholders' Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "BENEFICIAL OWNER" has the meaning set forth in Rule 13d-3 under the Exchange Act.

          "BOARD OF DIRECTORS" shall mean, unless otherwise specified hereunder, the Board of Directors of the Company.

          "BUSINESS DAY" means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

          "BY-LAWS" shall mean the By-Laws of the Company as in effect on the date hereof, as the same may be amended from time to time in accordance with the terms thereof and hereof.

          "CAUSE" shall mean (i) wilful malfeasance or wilful misconduct by a director in connection with the performance of his duties as such, (ii) the commission by a director of (a) any felony or (b) a misdemeanor involving moral turpitude or (iii) a determination by a court of competent jurisdiction in the United States that such director, as such or in any other capacity (whether or not relating to the Company), breached a fiduciary duty owed by him or her to another Person.

          "CERTIFICATE OF INCORPORATION" shall mean the Restated Certificate of Incorporation of the Company as in effect on the date hereof, as the same may be amended from time to time in accordance with the terms thereof and hereof.

          "CLOSING DATE" shall mean the date of the sale of Common Stock and the Junior Preferred Stock to the Initial Investors pursuant to their Stock Subscription Agreements.

          "COMMON STOCK" shall mean the common stock, par value $.01 per share, of the Company.

          "COMMON STOCK EQUIVALENTS" shall mean any warrants, rights, calls, options or other securities exchangeable or exercisable for or convertible into Common Stock.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

          "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "IMMEDIATE FAMILY MEMBER" shall mean, with respect to any Person, a spouse, parent, child or sibling of such Person.

          "INDEPENDENT DIRECTOR" shall mean any director of the Company who is not an Affiliate of any Stockholder or an employee of the Company or any of its Affiliates.

          "INITIAL INVESTORS" shall mean Vestar, Alvarez & Marsal, the Institutions and the Management Investors.

          "JUNIOR PREFERRED STOCK" shall mean the Class C Junior Preferred Stock, par value $.01 per share, of the Company.

          "PERMITTED TRANSFEREE" shall mean any Person to whom an Initial Investor (or any direct or indirect Permitted Transferee thereof) transfers Securities in accordance with the terms of this Agreement and the Stock Subscription Agreement by which such transferor is bound (other than pursuant to a Public Offering or pursuant to Rule 144 under the Securities
     Act) and who becomes a party to, and is bound to the same extent as its transferor by the terms of, this Agreement.

          "PERSON" shall mean any individual, corporation, partnership, limited liability company, trust, joint stock company, business trust, unincorporated association, joint venture, Governmental Authority or other entity of any nature whatsoever.

          "PUBLIC OFFERING" shall mean the sale of Securities to the public pursuant to an effective registration statement filed under the Securities Act, which results in (or after which there continues to be) an active trading market in such Securities (it being understood that such an active trading market shall be deemed to exist if, without limitation, such Securities are listed on a national securities exchange or on NASDAQ).

          "REQUESTING STOCKHOLDER" shall have the meaning set forth in Section 4.1(c).

          "SEC" shall mean the Securities and Exchange Commission.

          "SECURITIES" shall mean shares of Junior Preferred Stock, Series A Preferred Stock, Series B Preferred Stock or Common Stock or Common Stock Equivalents, whether owned on the date hereof or hereafter acquired.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

          "SELLING STOCKHOLDERS" shall have the meaning set forth in Section 4.3(c).

          "SERIES A PREFERRED STOCK" shall mean the Series A Senior Preferred Stock, par value $.01 per share, of the Company.

          "SERIES B PREFERRED STOCK" shall mean the Series B Preferred Stock, par value $.01 per share, of [the Company] [BIC].

          "STOCKHOLDERS" shall mean Vestar, Alvarez & Marsal, the Original Equity Holders, the Institutions and the Management Investors and their respective Permitted Transferees.

          "STOCK SUBSCRIPTION AGREEMENTS" shall mean, collectively, the Subscription Agreement, dated as of March 30, 1998 among Vestar, Alvarez & Marsal and the Company, the Management Stock Subscription Agreements between the Company and the Management Investors and the Subscription Agreements between the Company and the Institutions, respectively.

          "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association or other business entity of which fifty percent (50%) or more of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, or fifty percent (50%) or more of the equity interest therein, is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of such Person or a combination thereof.

          "THIRD PARTY" shall mean any Person other than the Stockholders and their Affiliates.

          "TRANSFER" shall mean any transfer, sale, assignment, exchange, mortgage, pledge, hypothecation or other disposition of any Securities or any interest therein.

          1.2 OTHER DEFINITIONAL PROVISIONS; INTERPRETATION. (a) The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (b) The headings in this Agreement are included for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

          (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (d) For purposes of comparing the beneficial ownership of any Person on the date of execution and delivery of this Agreement to the level of such ownership at any later time, the level of ownership on such later date shall be adjusted to eliminate the effect of any subdivision of the Common Stock, any combination of the Common Stock, any issuance of Common Stock or Common Stock Equivalents by reason of any reclassification (including, without limitation, any reclassification in connection with a merger or consolidation), or any dividend payable in Common Stock or Common Stock Equivalents.


          SECTION 2.  VOTING AGREEMENTS

          2.1 ELECTION OF DIRECTORS. (a) Each Stockholder hereby agrees that so long as this Agreement shall remain in effect, such Stockholder will vote all of the voting Securities owned or held of record by such Stockholder so as to elect and, during such period, to continue in office a Board of Directors of the Company and each Subsidiary of the Company, each consisting solely of the following:

            (i) 4 designees of Vestar (so long as Vestar and its Affiliates, but not any other Permitted Transferee of any thereof, beneficially own on a fully diluted basis an aggregate number of shares of Common Stock not less than one-half (1/2) of the number of shares of Common Stock beneficially owned on a fully diluted basis by Vestar on the date of execution and delivery of this Agreement) or, if the foregoing condition is not satisfied, 3 designees of Vestar (so long as Vestar and its Affiliates, but not any other Permitted Transferee of any thereof, beneficially own on a fully diluted basis an aggregate number of shares of Common Stock not less than one-third (1/3) of the total number of shares of Common Stock beneficially owned on a fully diluted basis by Vestar on the date of its execution and delivery of this Agreement) or, if the foregoing condition is not satisfied, 2 designees of Vestar (so long as Vestar and its Affiliates, but not any other Permitted Transferee of any thereof, beneficially own on a fully diluted basis an aggregate number of shares of Common Stock not less than one-fifth (1/5) of the total number of shares of Common Stock beneficially owned by Vestar on the date of its execution and delivery of this Agreement) or, if the foregoing condition is not satisfied, 1 designee of Vestar (so long as Vestar and its Affiliates, but not any other Permitted Transferee of any thereof, beneficially own on a fully diluted basis an aggregate number of shares of Common Stock not less than one-tenth (1/10) of the number of shares of Common Stock beneficially owned on a fully diluted basis by Vestar on the date of its execution and delivery of this Agreement);

           (ii) 2 designees of the Management Investors and Alvarez & Marsal (such designees to be selected by the holders of a majority of the shares of Common Stock beneficially owned by such Stockholders on a fully diluted basis) (so long as the Management Investors and Alvarez & Marsal and their respective Affiliates, but not any other Permitted Transferee of any thereof, beneficially own on a fully diluted basis an aggregate number of shares of Common Stock not less than one-half (1/2) of the number of shares of Common Stock beneficially owned on a fully diluted basis by the Management Investors and Alvarez & Marsal on the date of their execution and delivery of this Agreement) or, if the foregoing condition is not satisfied, 1 designee of the Management Investors and Alvarez & Marsal (such designees to be selected by the holders of a majority of the shares of Common Stock beneficially owned by such Stockholders on a fully diluted basis) (so long as the Management Investors and Alvarez & Marsal and their respective Affiliates, but not any other Permitted Transferee of any thereof, beneficially own on a fully diluted basis an aggregate number of shares of Common Stock not less than one-fifth (1/5) of the number of shares of Common Stock beneficially owned on a fully diluted basis by the Management Investors and Alvarez & Marsal on the date of their execution and delivery of this Agreement); and

          (iii) 3 Independent Directors designated by Vestar.


          (b) If at any time during the period specified in paragraph (a) above, Vestar, or the Management Investors and Alvarez & Marsal (based on the action of holders of a majority of the shares of Common Stock beneficially owned by the Management Investors and Alvarez & Marsal on a fully diluted basis), shall notify the other Stockholders of its or their desire to remove, with or without Cause, any director of the Company or of any Subsidiary of the Company previously designated by it or them, each Stockholder shall vote all of the voting Securities owned or held of record by it so as to remove such director.

          (c) If at any time during the period specified in paragraph (a) above, any director previously designated by Vestar, or the Management Investors and Alvarez & Marsal, ceases to serve on the Board of Directors of the Company or any Subsidiary of the Company (whether by reason of death, resignation, removal or otherwise), the Stockholder who designated such director shall be entitled to designate a successor director to fill the vacancy created thereby. If at any time during the period specified in paragraph (a) above an Independent Director ceases to serve on the Board of Directors of the Company or any Subsidiary of the Company (whether by reason of death, resignation, removal or otherwise), a successor director to fill the vacancy created thereby shall be designated as provided in clause (iii) of paragraph (a) above. Each Stockholder agrees that such Stockholder will vote all of the voting Securities owned or held of record by such Stockholder so as to elect any such director.

          (d) The parties hereto hereby agree that any individual designated as a director of the Company or of any Subsidiary of the Company may be removed for Cause pursuant to the Company's (or such Subsidiary's) by-laws and applicable law with or without the consent of the Stockholder which designated such individual. No such removal of an individual designated pursuant to this
Section 2.1 shall affect any of the Stockholders' rights to designate a different individual pursuant to this Section 2.1.

          (e) So long as he is the chief executive officer of the Company Mr. Marsal will be the Chairman of the Board of Directors and a designee pursuant to clause (ii) of paragraph (a) above. No fees shall be paid by the Company or any of its Subsidiaries to any member of the Board of Directors in his capacity as such other than Independent Directors designated pursuant to clause (iii) of paragraph (a) above; PROVIDED that the foregoing shall not limit reimbursement of expenses in accordance with the expense reimbursement policy of the Company and its Subsidiaries.

          2.2 OTHER VOTING MATTERS. Each Stockholder hereby agrees that, so long as this Agreement shall remain in effect and Vestar and its Affiliates, but not any other Permitted Transferee of any thereof, beneficially own on a fully diluted basis an aggregate number of shares of Common Stock not less than half (1/2) of the number of shares of Common Stock beneficially owned on a fully diluted basis by Vestar on the date of its execution and delivery of this Agreement, such Stockholder will vote all of the Securities owned or held of record by such Stockholder to ratify, approve and adopt any and all actions adopted or approved by the Board of Directors of the Company, except that such Stockholder may vote such Stockholder's shares of Series A Preferred Stock, Series B Preferred Stock or Junior Preferred Stock, if any, in such Stockholder's sole discretion with respect to any matter on which holders of such preferred stock are entitled to vote as a separate class pursuant to applicable law, the Certificate of Incorporation of the Company or the certificate of designations or any other specified designations, rights, preferences, or powers of such preferred stock.

          SECTION 3.  TRANSFERS AND ISSUANCES

          3.1 LIMITATIONS ON TRANSFER. (a) Each of Alvarez & Marsal, the Original Equity Holders, the Institutions and the Management Investors hereby agrees that no Transfer shall occur at any time prior to the earlier to occur of
(x) the fifth anniversary of the Closing Date and (y) a Public Offering, except for Transfers pursuant to Section 3.2, 3.5 or 3.7 or Transfers in connection with a Public Offering.

          (b) Each Stockholder hereby agrees that, except for Transfers effected pursuant to an effective registration statement filed under the Securities Act, no Transfer shall occur unless the Company has been furnished with an opinion in form and substance reasonably satisfactory to the Company of counsel reasonably satisfactory to the Company that such Transfer is exempt from the provisions of Section 5 under the Securities Act.

          (c) Each of Alvarez & Marsal, the Original Equity Holders, the Institutions and the Management Investors hereby agrees that, except for Transfers in connection with a Public Offering, Transfers pursuant to Section
3.7 and Transfers pursuant to Rule 144 under the Securities Act, no Transfer shall occur unless the transferee shall agree to become a party to, and be bound to the same extent as its transferor by the terms of, this Agreement pursuant to the provisions of Section 5.6.

          3.2 TRANSFERS TO AFFILIATES. Notwithstanding any other provision of this Agreement to the contrary, each Stockholder and its Affiliates (but not any other Permitted Transferee of any thereof) shall be entitled from time to time, without compliance with Section 3.5, to Transfer any or all of the Securities beneficially owned by it to any of its Affiliates who agree to become a party to, and be bound to the same extent as its transferor by the terms of, this Agreement pursuant to the provisions of Section 5.6. A Management Investor shall be entitled, without compliance with Section 3.5, to Transfer Securities beneficially owned by him on the terms and subject to the restrictions and conditions set forth in any Stock Subscription Agreement to which he is a party. [Note to draft: such agreement will address puts, calls and transfers to trusts and estates.] Any Transfer by Vestar to its partners of any or all of the Securities beneficially owned by it (including a distribution of such Securities to Vestar's partners upon a liquidation of Vestar or otherwise) shall be deemed to be a Transfer to Affiliates of Vestar for purposes of this Section 3.2. Any Transfer by A&M to its stockholders or members of any or all of the Securities beneficially owned by it (including a distribution of such Securities to such stockholders or members upon a liquidation of A&M or otherwise) shall be deemed to be a Transfer to Affiliates of A&M for purposes of this Section 3.2, PROVIDED that Bryan Marsal and/or Tony Alvarez retains sole voting control over such Securities (including following any subsequent Transfer otherwise permitted hereunder by any such stockholder or member to any of its Affiliates), whether through a voting trust or otherwise. An Institution may Transfer Securities to another Institution (or an Affiliate thereof which agrees to become a party to, and be bound to the same extent as the transferor by the terms of, this Agreement pursuant to the provisions of Section 5.6).

          3.3 EFFECT OF VOID TRANSFERS. In the event of any purported Transfer of any Securities in violation of the provisions of this Agreement, such purported Transfer shall be void and of no effect and the Company shall not give effect to such Transfer.

          3.4 LEGEND ON SECURITIES. Each certificate representing Securities issued to any Stockholder shall bear the following legend on the face thereof:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND ARE SUBJECT TO A STOCKHOLDERS' AGREEMENT AMONG BIDERMANN INDUSTRIES U.S.A., INC., VESTAR CAPITAL PARTNERS III, L.P., ALVAREZ & MARSAL, INC., THE ORIGINAL EQUITY HOLDERS PARTIES THERETO, [THE INSTITUTIONS PARTIES THERETO] AND THE MANAGEMENT INVESTORS PARTIES THERETO [AND A MANAGEMENT STOCK SUBSCRIPTION AGREEMENT/NON-QUALIFIED STOCK OPTION SUBSCRIPTION AGREEMENT BETWEEN THE MANAGEMENT INVESTOR PARTY THERETO AND THE COMPANY], [A COPY] [COPIES] OF WHICH [IS] [ARE] ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS' AGREEMENT [AND MANAGEMENT STOCK SUBSCRIPTION AGREEMENT/NON-QUALIFIED STOCK OPTION SUBSCRIPTION AGREEMENT] AND (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH AN OPINION REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS' AGREEMENT [AND MANAGEMENT STOCK SUBSCRIPTION AGREEMENT/NON-QUALIFIED STOCK OPTION SUBSCRIPTION AGREEMENT], INCLUDING RESTRICTIONS RELATING TO THE EXERCISE OF ANY VOTING RIGHTS GRANTED BY THE SECURITIES."

          3.5 TAG-ALONG RIGHTS. (a) So long as this Agreement shall remain in effect, unless (x) a Public Offering of Common Stock shall have occurred or
(y) Vestar and its Affiliates, but not any other Permitted Transferee of any thereof, beneficially own on a fully diluted basis an aggregate number of shares of Common Stock less than one-third (1/3) of the number of shares of Common Stock beneficially owned on a fully diluted basis by Vestar on the date of its execution and delivery of this Agreement, with respect to any proposed Transfer by any of Vestar and its Affiliates (but not any other Permitted Transferee of any thereof) (in such capacity, a "Transferring Stockholder") of Common Stock, other than as provided in Sections 3.2 and 3.6, the Transferring Stockholder shall have the obligation, and each other Stockholder and its Permitted Transferees shall have the right, to require the proposed transferee to purchase from each Stockholder and its Permitted Transferees having and exercising such right (a "TAGGING STOCKHOLDER") a number of shares of Common Stock up to the product (rounded up to the nearest whole number) of (i) the quotient determined by dividing the aggregate number of shares of Common Stock beneficially owned on a fully diluted basis by such Tagging Stockholder and sought by the Tagging Stockholder to be included in the contemplated Transfer by the aggregate number of shares of Common Stock beneficially owned on a fully diluted basis by the Transferring Stockholder plus the aggregate number of shares of Common Stock beneficially owned on a fully diluted basis by all Tagging Stockholders and sought by all Tagging Stockholders to be included in the contemplated Transfer and (ii) the total number of shares of Common Stock proposed to be directly or indirectly Transferred to the Transferee in the contemplated Transfer, and at the same price per share of Common Stock and upon the same terms and conditions (including without limitation time of payment and form of consideration) as to be paid and given to the Transferring Stockholder, PROVIDED that in order to be entitled to exercise its right to sell shares of Common Stock to the proposed transferee pursuant to this Section 3.5, a Tagging Stockholder must agree to make to the Transferee the same representations, warranties, covenants, indemnities and agreements as the Transferring Stockholder agrees to make in connection with the proposed transfer of the shares of Common Stock of the Transferring Stockholder (except that in the case of representations and warranties pertaining specifically to the Transferring Stockholder, a Tagging Stockholder shall make the comparable representations and warranties pertaining specifically to itself, and except that in the case of covenants or agreements capable of performance only by certain Stockholders, such covenants or agreements shall be made only by such certain Stockholders) and PROVIDED FURTHER that all representations, warranties, covenants, agreements and indemnities made by the Transferring Stockholder and the Tagging Stockholders pertaining specifically to themselves shall be made by each of them severally and not jointly and PROVIDED FURTHER that each of the Transferring Stockholder and each Tagging Stockholder shall be severally (but not jointly) liable for breaches of representations, warranties, covenants and agreements of or (in the case of representations and warranties) pertaining to the Company and its Subsidiaries, and for indemnification obligations arising out of or relating to any such breach or otherwise pertaining to the Company and its Subsidiaries, on a pro rata basis, such liability of each such Stockholder not to exceed such Stockholder's pro rata portion of the gross proceeds of the sale. Any Tagging Stockholder that is a holder of Common Stock Equivalents and wishes to participate in a sale of Common Stock pursuant to this Section 3.5(a) shall convert into or exercise or exchange such number of Common Stock Equivalents for Common Stock as may be required therefor on or prior to the closing date of such Transfer.

          (b) So long as this Agreement shall remain in effect, unless (x) a Public Offering of Common Stock shall have occurred or (y) Vestar and its Affiliates, but not any other Permitted Transferee of any thereof, beneficially own on a fully diluted basis an aggregate number of shares of Common Stock less than one-third (1/3) of the number of shares of Common Stock beneficially owned on a fully diluted basis by Vestar on the date of its execution and delivery of this Agreement, with respect to any proposed Transfer by any of Vestar and its Affiliates (but not any other Permitted Transferee of any thereof) (in such capacity, a "Transferring Preferred Stockholder"), of Junior Preferred Stock, other than as provided in Sections 3.2 and 3.6, the Transferring Preferred Stockholder shall have the obligation, and each other Stockholder and its Permitted Transferees which holds Junior Preferred Stock shall have the right, to require the proposed transferee to purchase from each such Stockholder and its Permitted Transferees having and exercising such right (a "Tagging Preferred Stockholder") a number of shares of Junior Preferred Stock up to the product (rounded up to the nearest whole number) of (i) the quotient determined by dividing the aggregate liquidation preference of all shares of Junior Preferred Stock owned by such Tagging Preferred Stockholder and sought by the Tagging Preferred Stockholder to be included in the contemplated Transfer by the aggregate liquidation preference of all shares of Junior Preferred Stock owned by the Transferring Preferred Stockholder plus the aggregate number of shares of Junior Preferred Stock beneficially owned on a fully diluted basis by all Tagging Preferred Stockholders and sought by all Tagging Preferred Stockholders to be included in the contemplated Transfer and (ii) the total number of shares of Junior Preferred Stock proposed to be directly or indirectly Transferred to the Transferee in the contemplated Transfer, and at the same price per share of Junior Preferred Stock and upon the same terms and conditions (including without limitation time of payment and form of consideration) to be given to the Transferring Preferred Stockholder, PROVIDED that in order to be entitled to exercise its right to sell shares of Junior Preferred Stock to the proposed transferee pursuant to this Section 3.5, a Tagging Preferred Stockholder must agree to make to the Transferee the same representations, warranties, covenants, indemnities and agreements as the Transferring Preferred Stockholder agrees to make in connection with the proposed transfer of Junior Preferred Stock of the Transferring Stockholder (except that in the case of representations and warranties pertaining specifically to the Transferring Preferred Stockholder, a Tagging Preferred Stockholder shall make the comparable representations and warranties pertaining specifically to itself, and except that in the case of covenants or agreements capable of performance only by certain Stockholders, such covenants or agreements shall be made only by such certain Stockholders) and PROVIDED FURTHER that all representations, warranties, covenants, agreements and indemnities made by the Transferring Preferred Stockholder and the Tagging Preferred Stockholders pertaining specifically to themselves shall be made by each of them severally and not jointly and PROVIDED FURTHER that each of the Transferring Preferred Stockholder and each Tagging Preferred Stockholder shall be severally (but not jointly) liable for breaches of representations, warranties, covenants and agreements of or (in the case of representations and warranties) pertaining to the Company and its Subsidiaries, and for indemnification obligations arising out of or relating to any such breach or otherwise pertaining to the Company and its Subsidiaries, on a pro rata basis, such liability of each such Stockholder not to exceed such Stockholder's pro rata portion of the gross proceeds of the sale.

          (c) The Transferring Stockholder or Transferring Preferred Stockholder, as the case may be, shall give notice to all relevant Stockholders and their Permitted Transferees of each proposed Transfer giving rise to the rights of the Tagging Stockholders or Tagging Preferred Stockholders set forth in the first sentence of Section 3.5(a) or (b), as the case may be, at least 30 days prior to the proposed consummation of such Transfer, setting forth the name of the Transferring Stockholder or Transferring Preferred Stockholder, the number of shares of Common Stock and/or Junior Preferred Stock proposed to be so Transferred, the name and address of the proposed transferee, the proposed amount and form of consideration and other terms and conditions offered by the proposed transferee, and a representation that the proposed transferee has been informed of the tag-along rights provided for in this Section 3.5 and has agreed to purchase shares of Common Stock and/or Junior Preferred Stock in accordance with the terms hereof. The tag-along rights provided by this Section 3.5 must be exercised by each Tagging Stockholder or Tagging Preferred Stockholder within 15 days following receipt of the notice required by the preceding sentence, by delivery of a written notice to the Transferring Stockholder or Transferring Preferred Stockholder, as the case may be, indicating such Tagging Stockholder's or Tagging Preferred Stockholder's desire to exercise its rights and specifying the number of shares of Common Stock and/or Junior Preferred Stock it desires to sell. The Transferring Stockholder or Transferring Preferred Stockholder, as the case may be, shall be entitled under this Section 3.5 to Transfer to the proposed transferee the number of Securities equal to the difference between the number referred to in clause (ii) of paragraph (a) or (b) above and the aggregate number of shares of Common Stock and/or Junior Preferred Stock set forth in the written notices, if any, delivered by the Tagging Stockholders or Tagging Preferred Stockholders pursuant to the preceding sentence (up to the maximum number of shares of Common Stock and/or Junior Preferred Stock beneficially owned by such Tagging Stockholder or Tagging Preferred Stockholder required to be purchased by the proposed transferee pursuant to the first sentence of Section 3.5(a) or (b)). If the proposed transferee fails to purchase shares of Common Stock or, as the case may be, Junior Preferred Stock from any Tagging Stockholder or Tagging Preferred Stockholder that has properly exercised its tag-along rights, then the Transferring Stockholder or Transferring Preferred Stockholder, as the case may be, shall not be permitted to make the proposed Transfer, and any such attempted Transfer shall be void and of no effect, as provided in Section 3.3 hereof.

          (d) If any of the Tagging Stockholders and Tagging Preferred Stockholders exercise their rights under Section 3.5(a) or (b), the closing of the purchase of the Common Stock or, as the case may be, Junior Preferred Stock with respect to which such rights have been exercised shall take place concurrently with the closing of the sale of the Transferring Stockholder's or, as the case may be, Transferring Preferred Stockholder's Common Stock and/or Junior Preferred Stock. No Transfer shall occur pursuant to this Section 3.5 unless the transferee shall agree to become a party to, and be bound to the same extent as its transferor by the terms of, this Agreement pursuant to the provisions of Section 5.6.

          3.6 PUBLIC OFFERINGS, ETC. The provisions of Sections 3.5 and 3.7 shall not be applicable to offers and sales of Securities in a Public Offering or pursuant to Rule 144 under the Securities Act.

          3.7 DRAG-ALONG RIGHTS. So long as this Agreement shall remain in effect, unless (x) a Public Offering of Common Stock shall have occurred or (y) Vestar and its Affiliates, but not any other Permitted Transferee of any thereof, beneficially own on a fully diluted basis an aggregate number of shares of Common Stock less than one-third (1/3) of the number of shares of Common Stock beneficially owned on a fully diluted basis by Vestar on the date of its execution and delivery of this Agreement, if any of Vestar and its Affiliates receives an offer from a Third Party to purchase (whether pursuant to a sale of stock, a merger or otherwise) all, but not less than all, outstanding shares of Common Stock or Junior Preferred Stock, as the case may be, subject to this Agreement (other than shares not being purchased in order to preserve the availability of recapitalization accounting treatment) and such offer is accepted by Vestar, then each Stockholder hereby agrees that it will Transfer all shares of Common Stock or Junior Preferred Stock, as the case may be, owned by it to such Third Party on the terms of the offer so accepted by Vestar, including making the same representations, warranties, covenants, indemnities and agreements that Vestar agrees to make (except that, in the case of representations and warranties pertaining specifically to Vestar, each other Stockholder shall make the comparable representations and warranties pertaining specifically to itself, and except that, in the case of covenants or agreements capable of performance only by certain Stockholders, such covenants or agreements shall be made only by such certain Stockholders, and provided that all representations, warranties, covenants, agreements and indemnities made by the Stockholders pertaining specifically to themselves shall be made by each of them severally and not jointly and provided further that each Stockholder shall be severally (but not jointly) liable for breaches of representations, warranties, covenants and agreements of or (in the case of representations and warranties) pertaining to the Company and its Subsidiaries, and for indemnification obligations arising out of or relating to any such breach or otherwise pertaining to the Company and its Subsidiaries, on a pro rata basis, such liability of each such Stockholder not to exceed such Stockholder's pro rata portion of the gross proceeds of the sale).

          3.8 PARTICIPATION RIGHT. (a) So long as this Agreement shall remain in effect, unless (x) a Public Offering of Common Stock shall have occurred or (y) Vestar and its Affiliates, but not any other Permitted Transferee of any thereof, beneficially own on a fully diluted basis an aggregate number of shares of Common Stock less than one-third (1/3) of the number of shares of Common Stock beneficially owned on a fully diluted basis by Vestar on the date of its execution and delivery of this Agreement, the Company shall not issue nor permit any of its Subsidiaries to issue (an "ISSUANCE") additional shares of Common Stock, Common Stock Equivalents or common stock or common stock equivalents of such Subsidiary to any Initial Investor or Original Equity Holder or any Affiliate of an Initial Investor or Original Equity Holder (but excluding any other Permitted Transferee of any thereof) unless, prior to such Issuance, the Company notifies each other Initial Investor or Original Equity Holder in writing of the proposed Issuance and grants to such other Initial Investor or Original Equity Holder or, at such other Initial Investor's or Original Equity Holder's election, one of its Affiliates (but not any other Permitted Transferee thereof) the right (the "RIGHT") to subscribe for and purchase up to a portion of such additional shares of Common Stock or common stock or such additional shares or units of Common Stock Equivalents or common stock equivalents (collectively, "EQUITY INTERESTS") so issued at the same price and upon the same terms and conditions (including, in the event such Equity Interests are issued as a unit together with other securities, the purchase of such other securities) as issued in the Issuance such that:

        (i) in the case of an Issuance in which shares of Common Stock or Common Stock Equivalents are to be issued, immediately after giving effect to the Issuance and full exercise of the Right (including, for purposes of this calculation, the issuance of shares of Common Stock upon conversion, exchange or exercise of any Common Stock Equivalent issued in the Issuance or subject to the Right), the shares of Common Stock beneficially owned by each such other Initial Investor or Original Equity Holder and its Affiliates on a fully diluted basis (rounded to the nearest whole share) shall represent the same percentage of the aggregate number of shares of Common Stock outstanding on a fully diluted basis as was beneficially owned by such Initial Investor or Original Equity Holder and its Affiliates immediately prior to the Issuance; and

          (ii) in the case of an Issuance in which shares of such common stock or common stock equivalents of a Subsidiary are to be issued, each such other Initial Investor or Original Equity Holder and its Affiliates shall have the Right to acquire a percentage of such common stock or common stock equivalents to be issued in the Issuance equal to the percentage of shares of Common Stock on a fully diluted basis that was beneficially owned by such Initial Investor or Original Equity Holder and its Affiliates immediately prior to the Issuance.

          (b) The Right may be exercised by each such other Initial Investor or Original Equity Holder at any time by written notice to the Company received by the Company within 10 Business Days after the date on which such Initial Investor or Original Equity Holder receives notice from the Company of the proposed Issuance, and the closing of the purchase and sale pursuant to the exercise of the Right shall occur at least 10 Business Days (but not later than 180 days) after the Company receives notice of the exercise of the Right and prior to or concurrently with the closing of the Issuance. Notwithstanding the foregoing, the Right shall not apply to (1) any Issuance, PRO RATA, to all holders of Common Stock, (2) any Issuance upon the conversion, exercise or exchange of any Common Stock Equivalent outstanding on the Closing Date pursuant to the terms thereof, (3) any Issuance to a Management Purchaser pursuant to a stock option or other employee benefit plan of the Company or one of its Subsidiaries or (4) any Issuance pursuant to a bona fide underwritten public offering pursuant to an effective registration statement under the Securities Act.

          3.9 RIGHTS OF FIRST REFUSAL. If, at any time after the fifth anniversary of the Closing Date and, in each case, prior to a Public Offering, Alvarez & Marsal, an Original Equity Holder, an Institution or a Management Purchaser or any of their respective Permitted Transferees (an "Offeree") receives a bona fide offer to purchase any or all of its Securities (the "Offer") from a third party (the "Offeror") which such Offeree wishes to accept (other than a Transfer pursuant to Section 3.2), such Offeree shall cause the Offer to be reduced to writing and shall notify the Company in writing of its wish to accept the Offer (the "Sale Notice"). The Sale Notice shall contain an irrevocable offer to sell such Securities to the Company (in the manner set forth below) at a purchase price equal to the price contained in, and otherwise on the same terms and conditions of, the Offer, and shall be accompanied by a true copy of the Offer (which shall identify the Offeror). At any time within 30 Business Days after the date of the receipt by the Company of the Sale Notice, the Company shall have the right and option to commit to purchase, or to arrange for one or more third parties designated by the Company to purchase, all of the Securities covered by the Offer either (i) for the same consideration and on the same terms and conditions as the Offer or (ii) if the Offer includes any consideration other than cash, then, at the sole option of the Company, at the equivalent all cash price, determined in good faith by a majority of the members of the Company's Board of Directors which are not employees or Affiliates of any of the Company and its Subsidiaries (other than by reason of being a director of any thereof), any Original Equity Holder, any Institution, Vestar or Alvarez & Marsal, and otherwise on the same terms and conditions as the Offer. If the option referred to in the preceding sentence is exercised, on or prior to the 60th Business Day after the date of receipt by the Company of the Sale Notice the Company (or its designees) shall pay the relevant cash consideration by delivering a certified bank check or checks in (or, if the Offeree so elects at least three Business Days prior to the closing date in a writing specifying the Offeree's bank account and other wire transfer instructions, by wire transferring) the appropriate amount and shall deliver the relevant non-cash consideration to the Offeree against delivery at the principal office of the Company of certificates representing the Securities being purchased, appropriately endorsed by the Offeree. If at the end of the aforementioned 30 Business Day period, the Company (or its designees) has not exercised its option in the manner set forth above, the Offeree may during the succeeding 30 Business Day period sell not less than all of the Securities covered by the Offer to the Offeror at a price and on terms no less favorable to the Offeree than those contained in the Offer. Such Offeror shall agree in a writing in form and substance reasonably satisfactory to the Company to become a party hereto and be bound to the same extent as the Offeree by the provisions hereof other than this Section 3.9. Promptly after such sale, the Offeree shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company. If, at the end of 30 Business Days following the expiration of the 30 Business Day period for the Company (or its designees) to commit to purchase the aforementioned Securities, the Offeree has not completed the sale of such Securities as aforesaid, all the restrictions on transfer contained herein shall again be in effect with respect to such Securities.

          SECTION 4.  REGISTRATION RIGHTS

          4.1   DEMAND REGISTRATION.

          (a)   COMMON STOCK REQUEST.  Upon the written request (a "COMMON
STOCK REQUEST") of any of Vestar and its Affiliates and, if Vestar and its Affiliates shall cease to beneficially own any shares of Common Stock or if Vestar shall give its prior written consent thereto, any Permitted Transferee of any of Vestar and its Affiliates, at any time after the Closing Date (each of such Persons a "REQUESTING COMMON STOCKHOLDER"), that the Company effect the registration under the Securities Act of all or part of the shares of Common Stock owned or to be acquired upon conversion, exercise or exchange of Common Stock Equivalents by such Requesting Common Stockholder, the Company will use its best efforts to effect the registration under the Securities Act of such shares.

          (b)   REGISTRATION STATEMENT FORM.  Registrations under this Section
4.1 shall be on such appropriate registration form of the SEC (i) as shall be selected by the Company and (ii) as shall permit the disposition of the Common Stock being registered in accordance with the intended method or methods of disposition specified in the request for such registration. The Company agrees to include in any such registration statement all information which, in the opinion of counsel to the underwriters, the Requesting Common Stockholder and the Company, is required to be included.

          (c) EFFECTIVE REGISTRATION STATEMENT. A registration requested pursuant to this Section 4.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, or
(ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other Governmental Authority for any reason not attributable to the Requesting Common Stockholder or any of its Affiliates and has not thereafter become effective.

          (d) LIMITATIONS ON REGISTRATION ON REQUEST. Notwithstanding anything in this Section 4.1 to the contrary, in no event will (i) the Company be required to effect more than one registration pursuant to Section 4.1(a) within any 360 day period, or (ii) Vestar and its Affiliates and Permitted Transferees be entitled to more than six registrations in the aggregate pursuant to Section 4.1(a), unless (a) such Requesting Common Stockholder agrees to pay all of the costs and expenses of each such additional registration or (b) in the case of clause (ii) above, either (x) a registration so requested is not effected for a reason not attributable to the Requesting Common Stockholder or any of its Affiliates or (y) the number of shares of Common Stock sought to be included by such Requesting Common Stockholder in such registration is reduced by more than 25% pursuant to the provisions of Section 4.2(b).

          4.2   INCIDENTAL REGISTRATION.

          (a) RIGHT TO INCLUDE COMMON STOCK AND COMMON STOCK EQUIVALENTS. If the Company at any time proposes to register any shares of Common Stock (or Common Stock Equivalents) under the Securities Act (except registrations on such form(s) solely for registration of Common Stock or Common Stock Equivalents in connection with any employee benefit plan or dividend reinvestment plan or a business combination transaction, recapitalization or exchange offer), including registrations pursuant to Section 4.1(a), whether or not for sale for its own account, it will each such time as soon as practicable give written notice of its intention to do so to all the Stockholders and their Permitted Transferees. Upon the written request (which request shall specify the total number of shares of Common Stock or Common Stock Equivalents intended to be disposed of by such Stockholder or Permitted Transferee) of any Stockholder or Permitted Transferee made within 30 days after the receipt of any such notice (15 days if the Company gives telephonic notice with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date), the Company will use all reasonable efforts to effect the registration under the Securities Act of all Common Stock held or to be acquired upon conversion, exercise or exchange of Common Stock Equivalents (or, if Common Stock Equivalents are proposed to be registered by the Company, Common Stock Equivalents) by the Stockholders and their Permitted Transferees which the Company has been so requested to register for sale in the manner initially proposed by the Company; provided that the Company shall not be obliged to register any Common Stock Equivalents which are not of the same class, series and form as the Common Stock Equivalents proposed to be registered by the Company. If the Company thereafter determines for any reason not to register or to delay registration of the Common Stock or Common Stock Equivalents (provided, however, that in the case of any registration pursuant to Section 4.1(a), such determination shall not violate any of the Company's obligations under Section 4.1 or any other provision of this Agreement), the Company may, at its election, give written notice of such determination to the Stockholders and their Permitted Transferees and (i) in the case of a determination not to register, shall be relieved of the obligation to register such Common Stock or Common Stock Equivalents in connection with such registration, without prejudice, however, to any right the requesting Stockholder may have to request that such registration be effected as a registration under Section 4.1(a) and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Common Stock or Common Stock Equivalents of a Stockholder or Permitted Transferee for the same period as the delay in registration of such other securities. No registration effected under this Section 4.2(a) shall relieve the Company of any obligation to effect a registration upon a Common Stock Request under Section 4.1(a).

          (b) PRIORITY IN INCIDENTAL REGISTRATION. In a registration pursuant to this Section 4.2, if the managing underwriter of such underwritten offering shall inform the Company and the relevant Stockholders and their Permitted Transferees by letter of its belief that the number of shares of Common Stock or Common Stock Equivalents, as the case may be, to be included in such registration would adversely affect its ability to effect such offering, then the Company will be required to include in such registration only that number of shares of Common Stock or Common Stock Equivalents, as the case may be, which it is so advised should be included in such offering. Shares of Common Stock or Common Stock Equivalents proposed by the Company to be registered for issuance by the Company shall have the first priority in a registration pursuant to Section 4.2(a) and all other shares of Common Stock or Common Stock Equivalents to be registered (whether requested to be registered pursuant to Section 4.1(a) or 4.2(a) or otherwise) shall be given second priority without preference among the relevant holders. If less than all of a Stockholder's or Permitted Transferee's shares of Common Stock or Common Stock Equivalents are to be registered, such Stockholder's or Permitted Transferee's shares of Common Stock or Common Stock Equivalents shall be included in the registration pro rata based on the total number of shares of Common Stock or Common Stock Equivalents sought to be registered by each Stockholder and Permitted Transferee (as opposed to the Company).

          (c) CUSTODY AGREEMENT AND POWER OF ATTORNEY. Upon delivering a request under this Section 4.2, a Stockholder (excluding Vestar and its Affiliates, but including any other Permitted Transferee of any thereof) or Permitted Transferee will, if requested by the Company, execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to the Company with respect to such Stockholder's or Permitted Transferee's shares of Common Stock or Common Stock Equivalents to be registered pursuant to this Section 4.2 (a "CUSTODY AGREEMENT AND POWER OF ATTORNEY"). The Custody Agreement and Power of Attorney will provide, among other things, that the Stockholder or Permitted Transferee will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such shares of Common Stock or Common Stock Equivalents (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as such Stockholder's or Permitted Transferee's agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on such Stockholder's or Permitted Transferee's behalf with respect to the matters specified therein. Such Stockholder or Permitted Transferee also agrees to execute such other agreements as the Company may reasonably request to further evidence the provisions of this
Section 4.2.

          4.3 REGISTRATION PROCEDURES. In connection with the Company's obligations pursuant to Sections 4.1 and 4.2 hereof, the Company will use all reasonable efforts to effect such registration and the Company will promptly:

          (a) prepare and file with the SEC as soon as practicable after request for registration hereunder the requisite registration statement to effect such registration and use all reasonable efforts to cause such registration statement to become effective and to remain continuously effective until the earlier to occur of (x) 180 days following the date on which such registration statement is declared effective or (y) the termination of the offering being made thereunder.

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all shares of Common Stock and Common Stock Equivalents, as the case may be, covered by such registration statement until such Common Stock and Common Stock Equivalents, as the case may be, has been sold or such lesser period of time as the Company, any seller of such Common Stock and Common Stock Equivalents, as the case may be, or any underwriter is required under the Securities Act to deliver a prospectus in accordance with the intended methods of disposition by the sellers of such Common Stock and Common Stock Equivalents, as the case may be, set forth in such registration statement or supplement to such prospectus;

          (c) furnish to each Stockholder and Permitted Transferee which owns shares of Common Stock or Common Stock Equivalents, as the case may be, covered by such registration statement (the "SELLING STOCKHOLDERS") and the managing underwriter, if any, at least one executed original of the registration statement and such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act as may reasonably be requested by such Selling Stockholder;

          (d) use all reasonable efforts (i) to register or qualify all shares of Common Stock or Common Stock Equivalents, as the case may be, covered by such registration statement under the securities or "blue sky" laws of such jurisdictions where an exemption is not available as the Selling Stockholders shall reasonably request, (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect and (iii) to take any other action which may be reasonably necessary or advisable to enable the Selling Stockholders to consummate the disposition in such jurisdictions of such Common Stock and Common Stock Equivalents, as the case may be, PROVIDED that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject itself to taxation in any such jurisdiction or take any action which would subject it to general service of process in any such jurisdiction;

          (e) notify the Selling Stockholders and the managing underwriter, if any, promptly, and confirm such advice in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to a registration statement or related prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the registered securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event or information becoming known which requires the making of any changes in a registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (vi) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate;

          (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the registered securities for sale in any jurisdiction, at the earliest possible moment;

          (g) upon the occurrence of any event contemplated by clause (e)(v) above, prepare a supplement or post-effective amendment to the applicable registration statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the securities being sold thereunder, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (h) use its best efforts to furnish to the Selling Stockholders a signed counterpart, addressed to the Selling Stockholders and the underwriters, if any, of (A) an opinion of counsel for the Company, and (B) a "comfort" letter, signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountant's letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities (and dated the dates such opinions and comfort letters are customarily dated) and, in the case of the accountant's letter, such other financial matters, and in the case of the legal opinion, such other legal matters, as the Selling Stockholders or the underwriters may reasonably request;

          (i) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to the Selling Stockholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder no later than 90 days after the end of any 12-month period beginning after the effective date of a registration statement pursuant to which shares of Common Stock and Common Stock Equivalents, as the case may be, are sold, which statement shall cover such 12-month period;

          (j) cooperate with the Selling Stockholders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing shares of Common Stock and Common Stock Equivalents, as the case may be, to be sold; and enable such shares of Common Stock and Common Stock Equivalents, as the case may be, to be in such denominations and registered in such names as the Selling Stockholders or the managing underwriters, if any, may request at least two Business Days prior to any sale of shares of Common Stock or Common Stock Equivalents, as the case may be, to the underwriters;

          (k) use its best efforts to cause the shares of Common Stock and Common Stock Equivalents, as the case may be, covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Selling Stockholder(s) or the underwriters, if any, to consummate the disposition of such shares of Common Stock and Common Stock Equivalents, as the case may be;

          (l) cause all shares or units of Common Stock or Common Stock Equivalents, as the case may be, covered by the registration statement to be listed on each securities exchange, if any, on which securities of such class, series and form issued by the Company, if any, are then listed if requested by the managing underwriters, if any, or the holders of a majority of the shares or units of Common Stock or Common Stock Equivalents, as the case may be, covered by the registration statement and entitled hereunder to be so listed;

          (m) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.

(the "NASD") and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD); and

          (n) as soon as practicable prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after initial filing of the registration statement) provide copies of such document to counsel to the Selling Stockholders and to the managing underwriters, if any, and make the Company's representatives available for discussion of such document and consider in good faith making such changes in such document prior to the filing thereof as counsel for such Selling Stockholders or underwriters may reasonably request.

          The Company may require each Selling Stockholder to furnish to the Company such information regarding such Selling Stockholder and the distribution of such securities by such Selling Stockholder as the Company may from time to time reasonably request in writing in order to comply with the Securities Act.

          The Selling Stockholders severally agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 4.3(e)(ii), (iii), (iv), (v) or (vi) hereof, they will forthwith discontinue disposition pursuant to such registration statement of any shares of Common Stock or Common Stock Equivalents, as the case may be, covered by such registration statement or prospectus until their receipt of the copies of the supplemented or amended prospectus relating to such registration statement or prospectus or until they are advised in writing by the Company that the use of the applicable prospectus may be resumed (and the period of such discontinuance shall be excluded from the calculation of the period specified in clause (x) of
Section 4.3(a)) and, if so directed by the Company, will deliver to the Company (at the Company's expense, except as otherwise provided in Section 4.1(c)) all copies, other than permanent file copies then in their possession, of the prospectus covering such securities in effect at the time of receipt of such notice. The Selling Stockholders agree to furnish the Company a signed counterpart, addressed to the Company and the underwriters, if any, of an opinion of counsel for the Selling Stockholders covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of selling stockholder's counsel delivered to the underwriters in underwritten public offerings of securities (and dated the dates such opinions are customarily dated) and such other legal matters as the Company or the underwriters may reasonably request.

          4.4   UNDERWRITTEN OFFERINGS.

          (a) DEMAND UNDERWRITTEN OFFERINGS. In any underwritten offering pursuant to a registration requested under Section 4.1, the Company will use its best efforts to enter into an underwriting agreement for such offering with the underwriters selected by the Requesting Common Stockholder, such agreement and underwriters to be reasonably satisfactory in form and substance to the Company, the Requesting Common Stockholder and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type. The Selling Stockholders who hold shares of Common Stock to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of them and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to their obligations. The Company may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Selling Stockholders to and for the benefit of such underwriters shall also be made to and for the benefit of the Company with due regard to the amount of Securities being sold by such Selling Stockholder and the nature of such representations, warranties and agreements and the underwriting.

          (b) INCIDENTAL UNDERWRITTEN OFFERINGS. If the Company at any time proposes to register any shares of its Common Stock or Common Stock Equivalents, as the case may be, under the Securities Act as contemplated by Section 4.2 and such Securities are to be distributed by or through one or more underwriters, the Company and the Selling Stockholders who hold shares of Common Stock or Common Stock Equivalents, as the case may be, to be distributed by such underwriters in accordance with Section 4.2 hereof shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of them and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to their obligations. The Company may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Selling Stockholders to and for the benefit of such underwriters shall also be made to and for the benefit of the Company with due regard to the amount of Securities being sold by such Selling Stockholder and the nature of such representations, warranties and agreements and the underwriting.

          4.5 PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Selling Stockholders, the underwriters and their respective counsels and accountants a reasonable opportunity (but such Persons shall not have the obligation) to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and, to the extent practicable, each amendment thereof or supplement thereto, and, subject to the execution and delivery of a customary confidentiality agreement, will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act.

          4.6 LIMITATIONS, CONDITIONS AND QUALIFICATIONS TO OBLIGATIONS UNDER REGISTRATION COVENANTS. The obligations of the Company to use its reasonable efforts to cause shares of Common Stock and Common Stock Equivalents, as the case may be, to be registered under the Securities Act are subject to each of the following limitations, conditions and qualifications:

          (a) The Company shall be entitled to postpone for a reasonable period of time the filing or effectiveness of, or suspend the rights of Selling Stockholders to make sales pursuant to, any registration statement otherwise required to be prepared, filed and made and kept effective by it hereunder (but the duration of such postponement or suspension may not exceed the earlier to occur of (w) 30 days after the cessation of the circumstances described in clauses (i) and (ii) below or (x) 180 days after the date of the determination of the Board of Directors referred to below, and the duration of such postponement or suspension shall be excluded from the calculation of the period specified in clause (x) of Section 4.3(a)) if the Board of Directors of the Company determines in good faith that (i) there is a material undisclosed development in the business or affairs of the Company (including any pending or proposed financing, recapitalization, acquisition or disposition), the disclosure of which at such time could be adverse to the Company's interests or
(ii) the Company has filed a registration statement with the SEC, such registration statement has not yet been declared effective, the Company is using its reasonable best efforts to have such registration statement declared effective, and the underwriters with respect to such registration advise that such registration would be adversely affected. If the Company shall so delay the filing of a registration statement, it shall, as promptly as possible, notify the Selling Stockholders of such determination, and the Selling Stockholders shall have the right (y) in the case of a postponement of the filing or effectiveness of a registration statement, to withdraw the request for registration by giving written notice to the Company within 10 Business Days after receipt of the Company's notice or

(z) in the case of a suspension of the right to make sales, to receive an extension of the registration period equal to the number of days of the suspension.

          (b) The Company shall not be required hereby to include shares of Common Stock or Common Stock Equivalents, as the case may be, in a registration statement if, in the written opinion of outside counsel to the Company of recognized standing in securities law matters, the beneficial owners of such Common Stock or Common Stock Equivalents, as the case may be, seeking registration would be free to sell all of such shares of Common Stock or Common Stock Equivalents, as the case may be, within the current calendar quarter without registration under Rule 144 under the Securities Act.

          (c) The Company's obligations shall be subject to the obligations of the Selling Stockholders, which the Selling Stockholders acknowledge, to furnish all information and materials and to take any and all actions as may be required under applicable federal and state securities laws and regulations to permit the Company to comply with all applicable requirements of the SEC and to obtain any acceleration of the effective date of such registration statement.

          (d) The Company shall not be obligated to cause any special audit to be undertaken in connection with any registration pursuant hereto unless such audit is requested by the underwriters with respect to such registration.

          4.7 EXPENSES. Except as otherwise provided in Section 4.1(c), the Company will pay all reasonable out-of-pocket costs and expenses incurred in connection with each registration of Common Stock or Common Stock Equivalents, as the case may be, pursuant to this Agreement, including, without limitation, the reasonable fees and disbursements of a single firm of outside counsel retained on behalf of all Selling Stockholders by Selling Stockholders which beneficially own a majority of the total number of shares or units of Common Stock or Common Stock Equivalents, as the case may be, being registered by Selling Stockholders (the "MAJORITY SELLING STOCKHOLDERS"), and any and all filing fees payable to the SEC, fees with respect to filings required to be made with stock exchanges, the NASDAQ and the NASD, fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of a single firm of outside counsel for the underwriters or the Selling Stockholders in connection with blue sky qualifications of the Common Stock or Common Stock Equivalents, as the case may be, being registered and determination of its eligibility for investment under the laws of such jurisdictions as the Selling Stockholders may designate), printing expenses, fees and disbursements of counsel and accountants of the Company, including costs associated with comfort letters, and fees and expenses of other Persons retained by the Company, but excluding underwriters' expenses (including discounts, commissions or fees of underwriters and expenses included therein, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the securities being registered or legal expenses of any Person other than the Company and the Selling Stockholders) but including the fees and expenses of any qualified independent underwriter required to participate in such registration pursuant to applicable law or the requirements of the NASD. The Company shall, in any event in all cases, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and the expense of securities law liability insurance and rating agency fees, if any.

          4.8   INDEMNIFICATION.

          (a) INDEMNIFICATION BY THE COMPANY. In connection with any registration pursuant hereto in which shares of Common Stock or Common Stock Equivalents, as the case may be, are to be disposed of, the Company shall indemnify and hold harmless, to the full extent permitted by law, each holder of such Common Stock or Common Stock Equivalents, as the case may be, to be disposed of and, when applicable, its officers, directors, agents and employees and each Person who controls such holder (within the meaning of the Securities Act or the Exchange Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, including, without limitation, any loss, claim, damage, liability or expense resulting from the failure to keep a prospectus current, except insofar as the same (i) are caused by or contained in any information relating to such holder furnished in writing to the Company by such holder expressly for use therein or
(ii) are caused by such holder's failure to deliver a copy of the current prospectus simultaneously with or prior to such sale after the Company has furnished such holder with a sufficient number of copies of such prospectus correcting such material misstatement or omission or (iii) arise in respect of any offers to sell or sales made during any period when a holder is required to discontinue sales under Section 4.3(e) (and after such holder has received the notice contemplated by Section 4.3(e)). The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each person who controls such Persons (within the meaning of the Securities
Act) to the same extent as provided above with respect to the indemnification of the holders of such Common Stock or Common Stock Equivalents, as the case may be, to be disposed of, and shall enter into an indemnification agreement with such Persons containing such terms, if requested.

          (b) INDEMNIFICATION BY STOCKHOLDERS. In connection with each registration statement effected pursuant hereto in which shares of Common Stock or Common Stock Equivalents, as the case may be, are to be disposed of, each Selling Stockholder shall, severally but not jointly, indemnify and hold harmless, to the full extent permitted by law, the Company, each other Selling Stockholder and their respective directors, officers, agents and employees and each Person who controls the Company and each other Selling Stockholder (within the meaning of the Securities Act or the Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in such registration statement or prospectus or preliminary prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission relates to such Selling Stockholder and is contained in any information furnished in writing by such Selling Stockholder or any of its Affiliates to the Company expressly for inclusion in such registration statement or prospectus. In no event shall the liability of any Selling Stockholder hereunder be greater in amount than the dollar amount of the proceeds actually received by such Selling Stockholder upon the sale of the securities giving rise to such indemnification obligation.

          (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder shall give prompt notice to the indemnifying party of any claim with respect to which it shall seek indemnification and shall permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; PROVIDED, HOWEVER, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party shall have agreed to pay such fees or expenses, or (ii) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (iii) in the opinion of outside counsel to such Person there may be one or more legal defenses available to such Person which are different from or in addition to those available to the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party shall not be subject to any liability for any settlement made without its consent (but such consent shall not be unreasonably withheld). No indemnified party shall be required to consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a written release in form and substance reasonably satisfactory to such indemnified party from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one firm of counsel (and, if necessary, local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the written opinion of outside counsel to an indemnified party a conflict of interest as to the subject matter exists between such indemnified party and another indemnified party with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of additional counsel for such indemnified party.

          (d) CONTRIBUTION. If for any reason the indemnification provided for herein is unavailable to an indemnified party or is insufficient to hold it harmless as contemplated hereby, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided that in no event shall the liability of any Selling Stockholder for such contribution and indemnification exceed, in the aggregate, the dollar amount of the proceeds received by such Selling Stockholder upon the sale of securities giving rise to such indemnification and contribution obligation.

          4.9 PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Stockholder or Permitted Transferee may participate in any underwritten registration hereunder unless such Stockholder or Permitted Transferee (a) agrees to sell its shares of Common Stock or Common Stock Equivalents, as the case may be, on the basis provided in and in compliance with any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and to comply with Rules 10b-6 and 10b-7 under the Exchange Act, and (b) completes and executes all questionnaires, appropriate and limited powers of attorney, escrow agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; PROVIDED that all such documents shall be consistent with the provisions hereof.

          4.10 RULE 144. The Company hereby covenants that after it has filed (and such registration statement has become effective) a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act in respect of Common Stock, the Company will file in a timely manner all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Stockholder or Permitted Transferee, make publicly available other information so long as necessary to permit sales by such Stockholder or Permitted Transferee under Rule 144 under the Securities
Act) and will take such further action as any Stockholder or Permitted Transferee may reasonably request to the extent required from time to time to enable such Stockholder or Permitted Transferee to sell shares of Common Stock under Rule 144 under the Securities Act.

          4.11  HOLDBACK AGREEMENTS.

          (a) Each Stockholder and Permitted Transferee agrees that, if any of its shares of Common Stock or Common Stock Equivalents, as the case may be, is included in a registration statement filed by the Company in connection with an underwritten public offering it shall not effect any public sale or distribution of shares of Common Stock or Common Stock Equivalents, as the case may be, during the 10 days prior to or the 180 day period beginning on the effective date of such registration statement (except as part of such registration) if and to the extent reasonably requested in writing (with reasonable prior notice) by the managing underwriter of the underwritten public offering.

          (b) The Company agrees not to effect any primary public sale or distribution of any Common Stock or Common Stock Equivalents, as the case may be, during the 10 days prior to and the 180 day period beginning on the effective date of any registration statement in which any Stockholder or Permitted Transferee is participating in connection with an underwritten public offering of Common Stock or Common Stock Equivalents, as the case may be, if and to the extent reasonably requested in writing (with reasonable prior notice) by the managing underwriter of the underwritten public offering.


          SECTION 5.  MISCELLANEOUS

          5.1 ADDITIONAL SECURITIES SUBJECT TO AGREEMENT. Each Stockholder agrees that any other Securities which it shall hereafter acquire by means of a stock split, stock dividend, distribution or otherwise (other than pursuant to a Public Offering) shall be subject to the provisions of this Agreement to the same extent as if held on the date hereof.

          5.2   TERMINATION.  This Agreement (other than the provisions of
Section 4) shall terminate, and thereby become null and void, (A) in full on the earliest date on which (i) the Initial Investors and their Affiliates do not own in the aggregate at least 5% of the Common Stock outstanding on a fully diluted basis or (ii) the aggregate number of shares of Common Stock outstanding on a fully diluted basis which are not subject to Section 2 of this Agreement constitute at least 50% of the total number of shares of Common Stock outstanding on a fully diluted basis or
(iii) the tenth anniversary of the date hereof, and (B) as to any particular Securities, on the date on which they are sold in a Public Offering or are sold pursuant to Rule 144 under the Securities Act.

          5.3 INJUNCTIVE RELIEF. The Stockholders, their Permitted Transferees and the Company acknowledge and agree that a violation of any of the terms of this Agreement will cause the Stockholders and Permitted Transferees irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that each Stockholder and Permitted Transferee shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which they may be entitled at law or equity.

          5.4 OTHER STOCKHOLDERS' AGREEMENTS. None of the Stockholders shall enter into any stockholder agreement or other arrangement of any kind with any Person with respect to Securities which is inconsistent with the provisions of this Agreement or which may impair its ability to comply with this Agreement.

          5.5 AMENDMENTS. This Agreement may be amended only by a written instrument signed (a) by Vestar, so long as it (or its Affiliates) owns Securities and by Alvarez & Marsal, so long as it (or its Affiliates) owns Securities, and (b) by Stockholders (other than Vestar, Alvarez & Marsal and their Affiliates) which own on a fully diluted basis Securities representing at least a majority of the voting power represented by all Securities outstanding on a fully diluted basis and owned by all Stockholders (other than Vestar, Alvarez & Marsal and their Affiliates); provided, however, that any amendment which adversely affects the Company or imposes an additional obligation thereon must be approved in writing by the Company.

          5.6 SUCCESSORS, ASSIGNS AND TRANSFEREES. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their Permitted Transferees and their respective successors, each of which Permitted Transferees shall agree in a writing in form and substance reasonably satisfactory to the Company to become a party hereto and be bound to the same extent as its transferor hereby, PROVIDED that no Stockholder may assign to any Permitted Transferee any of its rights hereunder other than in connection with a Transfer to such Permitted Transferee of Securities in accordance with the provisions of this Agreement.

          5.7 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being delivered to a recognized courier (whose stated terms of delivery are three days or less to the destination of such notice), or five days after being deposited in the mail or, in the case of telecopy notice, when received, addressed as follows to the parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:


                if to the Company, to:

                c/o Bidermann Industries U.S.A., Inc.
                48 West 38th Street
                New York, New York  10018
                Attention:  Chief Executive Officer
                Telecopy:  (212) 984-8925

                if to Vestar, to:

                Vestar Capital Partners III, L.P.
                245 Park Avenue
                41st Floor
                New York, New York 10167-4098
                Attention:  Norman W. Alpert
                Telecopy:  (212) 808-4922

                with a copy to:

                Simpson Thacher & Bartlett
                425 Lexington Avenue
                New York, New York  10017
                Attention:  Peter J. Gordon
                Telecopy:  (212) 455-2502

                if to Alvarez & Marsal, to:

                Alvarez & Marsal, Inc.
                885 Third Avenue
                Suite 1700
                New York, New York  10022
                Attention:  Bryan Marsal
                Telecopy:  (212) 984-8957

                with a copy to:

                Stevens & Lee
                One Glenhardie
                Corporate Center
                1275 Drummers Lane
                P.O. Box. 236
                Wayne, PA  19087-0236
                Attention:  Robert Lapowsky
                Telecopy:  (610) 687-1384
                if to the Institutions, to
                them at the addresses or telecopy
                numbers set forth in the books and records of the Company

                with a copy to:

                Weil, Gotshal & Manges
                767 Fifth Avenue
                New York, New York  10153
                Attention:  Edward A.C. Sutherland
                Telecopy:  (212) 310-8007

                if to the Management Investors, to them at the addresses or telecopy numbers set forth in the books and records of the Company if to the Original Equity Holders, to them at the addresses or telecopy numbers set forth in the books and records of the Company.

          5.8 INTEGRATION. This Agreement and the documents referred to herein or delivered pursuant hereto, including the Stock Subscription Agreements, contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof and thereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          5.9 SEVERABILITY. If one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

          5.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          5.11 GOVERNING LAW, ETC.. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof, except for matters directly within the purview of the General Corporation Law of the State of Delaware

(the "DGCL"), which shall be governed by the DGCL. The parties executing this Agreement hereby (i) agree to submit to the non-exclusive jurisdiction of the federal and state courts located in State of New York in any action or proceeding arising out of or relating to this Agreement, (ii) waive any objection to the laying of venue of any actions or proceedings brought in any such court and any claim that such actions or proceedings have been brought in an inconvenient forum, and (iii) agree that service of any process, summons, notice or document by U.S. registered mail to the address for such party specified in Section 5.7 shall be effective service of process for any action or proceeding in New York with respect to any matter specified above.

          5.12 ADDITIONAL MANAGEMENT INVESTORS. Each person who becomes party to a Management Stock Subscription Agreement or Non-Qualified Stock Option Subscription Agreement after the date hereof shall become a party hereto and shall be bound hereby. The Company shall not issue any securities to an employee or Independent Director of the Company or any of its Subsidiaries unless he or she enters into a supplementary agreement with the Company agreeing to be bound by the terms hereof in the same manner as the other Management Investors. Each such supplementary agreement shall become effective upon its execution by the Company and the additional Management Investor, and it shall not require the signature or consent of any other party hereto. Such supplementary agreement may modify some of the terms hereof as they effect the additional Management Investor, provided that the modified terms shall be no more favorable to the other parties hereto than the terms set forth herein.

     IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.


                                   BIDERMANN INDUSTRIES U.S.A., INC.


                                   By:
                                      --------------------------------------
                                      Title:


                                   VESTAR CAPITAL PARTNERS III, L.P.


                                   By:  Vestar Associates III, L.P.,
                                          its General Partner


                                   By:  Vestar Associates Corporation
                                         III, its General Partner


                                   By:
                                      --------------------------------------
                                      Name:
                                      Title:  Managing Director


                                   ALVAREZ & MARSAL, INC.


                                   By:
                                      --------------------------------------
                                      Name:
                                      Title:

                                   INSTITUTIONS */
                                                -

                                   [NAME]

                                   By:
                                      --------------------------------------
                                      Name:
                                      Title:

                                   [NAME]

                                   By:
                                      --------------------------------------
                                      Name:
                                      Title:

                                   [NAME]

                                   By:
                                      --------------------------------------
                                      Name:
                                      Title:

                                   [NAME]

                                   By:
                                      --------------------------------------
                                      Name:
                                      Title:


                                   MANAGEMENT INVESTORS:


                                   -----------------------------------------
                                       Name:


                                   -----------------------------------------
                                       Name:


                                   -----------------------------------------
                                       Name:


                                   ----------------------------------------
                                       Name:



------------------
*/   Only to the extent that any Institution exercises its right to purchase
-    capital stock of the Company at the Closing.

                                   ORIGINAL EQUITY HOLDERS:


                                   [NAME]

                                   By:
                                      --------------------------------------
                                      Name:
                                      Title:

                                   [NAME]

                                   By:
                                      --------------------------------------
                                      Name:
                                      Title:

                                   [NAME]

                                   By:
                                      --------------------------------------
                                      Name:
                                      Title: